LEASE AGREEMENT

CROSBY 2100, LTD.
Landlord

TO

HARPER & JONES, LLC.
Tenant

SHOPPING CENTER LEASE

INDEX

LEASE AGREEMENT

ARTICLE I. BASIC LEASE PROVISIONS AND LIST OF EXHIBITS.

1.1 Basic Lease Provisions.

(a) DATE OF THIS LEASE: April 4, 2018

(b) LANDLORD: Crosby 2100, Ltd.

(c) ADDRESS OF LANDLORD FOR NOTICES:

1520 Oliver
Houston, TX 77007

(d) TENANT: Harper & Jones, LLC

(e) ADDRESS OF TENANT FOR NOTICES:

Attn: Drew Jones
2814 Main Street
Suite 101
Dallas, TX 75226

Telephone #: (214) 226-0133

E-mail: drew@harperandjones.com

(f) TENANT'S TRADE NAME: Harper & Jones

(g) LEASED PREMISES: An area of approximately 1,117 square feet of leasable Floor Area within the Center, located as shown on Exhibit "A" hereto. The area of the Premises shall be measured by calculating lengths and widths to the exterior of outside walls and to the middle of the interior walls. The Shopping Center (the "Center") is situated on that tract of land described on Exhibit "A-1," attached hereto. The Leased Premises is also sometimes referred to as the "Premises."

Gross Leasable Premises: Includes pro rata share of service corridor. Gross Leasable Premises Premises is subject to adjustment but shall not exceed 1,178 SF.

(h) ADDRESS OF THE PREMISES: 1902 Washington
Suite J
Houston, Texas 77007

Address may be modified with written notice from Landlord.

(i) LEASE TERM: The Term of this Lease shall commence on the Commencement Date (hereinafter defined) and shall terminate on the last day of the 36th full calendar month thereafter unless sooner terminated in accordance with the provisions of this Lease.

(j) MINIMUM RENT: The initial Minimum Rent as follows:

Months 1-36	$35.00 psf/yr	$3,435.83/mo

(k) PERCENTAGE RENT RATE: If Percentage Rent is payable under this lease, it shall be payable in the amounts, and as provided in Exhibit "G", attached hereto.

(l) TENANT'S PROPORTIONATE SHARE INITIALLY: 7.32%

Can be modified accordingly upon changes in Gross Leasable Area

(m) COMMON AREA MAINTENANCE FEE: (See Section 23.6)

(n) SECURITY DEPOSIT: (See Section 3.5) $4,415.53

(o) PREPAID RENT: (See Section 3.3) $4,415.53

(p) INSURANCE CHARGE: (See Section 23.13)

(q) TAX CHARGE: (See Section 23.24)

(r) CONSTRUCTION ALLOWANCE: Intentionally omitted.

(s) PERMITTED USE: The Leased Premises shall be used for the operation therein by Tenant as a typical custom tailor and high end clothier, and for no other purpose. (See Article V).

(t) NAME AND ADDRESS OF GUARANTOR:

Drew Jones
2260 5th Avenue
Fort Worth, TX 76110

(u) INITIAL FIXED MONTHLY RENT: $4,415.53

Minimum Rent	$3,435.83
Common Area Maintenance Fee	$ 245.42
Insurance Charge	$ 84.42
Tax Charge	$ 649.86
Initial Monthly Payment Total	$ 4,415.53

(v) BROKERS: Capital Retail Properties for the Tenant and Lovett Realty, Inc. for the Landlord.

CERTAIN OTHER DEFINITIONS ARE SET OUT IN ARTICLE XXIII BELOW, OR ELSEWHERE IN THIS LEASE.

THIS LEASE IS SUBJECT TO ARBITRATION AS PROVIDED IN PARAGRAPH 22.15.

1.2 Significance of Basic Lease Provisions. Each of the terms contained in the Basic Lease Provisions shall be construed in conjunction with the remainder of this Lease, in particular, the referenced portions thereof. In the event of any conflict between the Basic Lease Provisions and the balance of this Lease, the latter shall control.

1.3 Exhibits. The Exhibits and/or Addenda listed below are attached to and are to be construed as part of this Lease. Landlord and Tenant shall perform their respective obligations stated in such Exhibits and Addenda.

[PLEASE PLACE A CHECK IN THE SPACE PROVIDED IF EXHIBIT IS ATTACHED AND WRITE "N/A" IF NOT APPLICABLE:]

___X___ "A" Site Plan
___X___ "A-1" Legal Description
X "B" Construction Rider
___X___ "B-1" Construction Responsibility Checklist
___X___ "B-2" Construction Lien Waiver
__N/A__ "C" Option(s) to Extend
___X___ "D" Signage
___X___ "E" Pylon Sign
X . "F" Guaranty
__N/A__ "G" Percentage Rent

ARTICLE II. LEASED PREMISES; TERM; CONSTRUCTION.

2.1 Landlord hereby leases and demises to Tenant and Tenant hereby accepts from Landlord on the terms set forth herein, the Premises together with all appurtenances specifically granted in this Lease. Landlord, without limiting its rights hereunder, (a) retains and excludes from this demise (i) the exterior faces of the walls of the Premises, (ii) the roof and, as applicable, the area, if any, between the ceiling or drop ceiling and the floor or roof above and (iii) the land under the Premises, and (b) reserves unto itself the right to install, connect, maintain, use, repair, remove, relocate and replace the Utility Facilities located in the Premises, in locations which will not materially interfere with Tenant's use of the Premises. NOTWITHSTANDING ANYTHING IN THIS ARTICLE 2.1 (OR ELSEWERE IN THIS LEASE) TO THE CONTRARY, THIS LEASE IS SUBJECT TO LANDLORD'S ELECTION TO DEVELOP THE CENTER.

2.2 Notwithstanding anything to the contrary contained in the body of this Lease or the Exhibits (or Addenda) hereto, Landlord hereby reserves the right to make such reasonable modifications to the Center, and the various components (including without limitation, Common Areas and any kiosks), as Landlord shall deems desirable for the benefit of the Center and to construct one or more additional

buildings in the Center which need not be limited to retail store uses, or to remove improvements from the Center, and to document such modifications by amending the Exhibits hereto; provided, however, that (a) the Premises shall be in the location and the approximate dimensions shown on Exhibit "A" (subject to the other provisions of this Lease as may be applicable), and (b) Tenant's Minimum Rent obligations hereunder shall not increase as a result of such changes. If the Landlord shall so modify any Exhibit hereto, Tenant shall, within ten (10) days after tender by Landlord, execute, acknowledge and deliver a document accepting such modifications and substituting the revised Exhibit for the applicable Exhibit; and Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact to execute, acknowledge and deliver such document in Tenant's name, place and stead if Tenant fails to do so within such 10 day period. Such power of attorney is coupled with an interest.

2.3 Tenant shall have and hold the Premises for the Lease Term set forth in Section 1.1(i), unless sooner terminated as hereinafter provided.

2.4 If Landlord should fail to complete Landlord's Work with due diligence, Landlord shall not be in default hereunder or otherwise liable in damages to Tenant, nor shall the Lease Term be affected, provided that if Landlord has not finished Landlord's Work (if any), as required by Exhibit "B," paragraph A, by that date which is 30 days from the effective date of this Lease, and such failure is not due to delays caused by Tenant or Force Majeure, Tenant shall have the right, as its sole and exclusive remedy, to terminate this Lease by giving written notice thereof to Landlord prior to the 60th day from the effective date hereof.

2.5 When the Premises are tendered by Landlord to Tenant, with Landlord's Work substantially complete (sometimes referred to in this Lease as the "Ready For Occupancy Date"), Tenant shall with due diligence promptly commence, and cause to be performed to completion the Tenant's Work, pursuant to the approved plans and specifications therefor, and install in the Premises its trade fixtures, furniture and equipment, and open for business to the public within 60 days after the Premises are tendered by Landlord to Tenant.

2.6 **TENANT WILL INSPECT THE PREMISES AS OF OR PRIOR TO, THE READY FOR OCCUPANCY DATE. TENANT ACKNOWLEDGES THAT TENANT HAS THE RIGHT TO (AND SHALL) FULLY INSPECT THE PREMISES AFTER COMPLETION OF THE LANDLORD'S WORK, AND IS RELYING UPON TENANT'S INSPECTIONS OF THE PREMISES AND NOT ON ANY REPRESENTATIONS OR WARRANTIES MADE BY LANDLORD, OR ANYONE ON BEHALF OF THE LANDLORD. BY OCCUPYING THE PREMISES, TENANT SHALL HAVE ACCEPTED THE SAME AND SHALL HAVE ACKNOWLEDGED THAT THE SAME COMPLY FULLY WITH LANDLORD'S COVENANTS AND OBLIGATIONS HEREUNDER. TENANT EXPRESSLY ACKNOWLEDGES AND AGREES, THAT EXCEPT AS EXPRESSLY SET OUT ON EXHIBIT "B", (WITH RESPECT TO LANDLORD'S WORK) THAT LANDLORD HAS MADE NO WARRANTIES OR REPRESENTATIONS TO THE TENANT AS TO THE CONDITION OF THE PREMISES, EXPRESS OR IMPLIED, AND THAT LANDLORD EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE. FURTHER, TENANT ACKNOWLEDGES AND AGREES THAT TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS UNDER THIS LEASE, AND THAT TENANT WILL CONTINUE TO PAY THE RENT PROVIDED FOR HEREIN WITHOUT ABATEMENT, SETOFF OR DEDUCTION, UNLESS EXPRESSLY PROVIDED FOR HEREIN. TENANT ACKNOWLEDGES THAT IT TAKES THE PREMISES IN ITS "AS IS, WHERE IS" CONDITION, WITHOUT ANY WARRANTY OR REPRESENTATION FROM LANDLORD WHATSOEVER, EXPRESS OR IMPLIED. ANY ENTRY ONTO OR USE OF THE PREMISES BY TENANT PRIOR TO THE COMMENCEMENT DATE SHALL BE GOVERNED BY THE TERMS AND PROVISIONS OF THIS LEASE, EXCEPT THOSE REQUIRING PAYMENT OF RENT.**

2.7 Notwithstanding anything herein to the contrary, if any present tenant of the Premises holds over, and Landlord cannot acquire possession of the Premises prior to the Commencement Date, Landlord shall not be deemed to be in default hereunder or be liable for damages therefor, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to tender same and, in such event, the date of such tender by Landlord shall be deemed to be the Commencement Date.

ARTICLE III. RENT AND SECURITY DEPOSIT.

3.1 The Rent specified in Section 3.2 (and all Additional Rent, and other charges due hereunder) shall accrue hereunder from the Commencement Date.

3.2 Tenant promises and agrees to pay to Landlord, in good, sufficient and lawful currency of the United States of America, by mail or in person at the address of Landlord as set forth in Section 1.1(c), or such other place as Landlord may from time to time designate in writing, the following Rent: (a) Minimum Rent as set forth in Section 1.1(j); (b) the Common Area Maintenance Fee as set forth in Section 23.6; (c) the Insurance Charge as set forth in Section 23.13; (d) the Tax Charge as set forth in Section 23.24; and (e) all other sums and charges due by Tenant to Landlord under the terms of this Lease including, without limitation, Percentage Rent and utility charges as applicable under Article IX.

3.3 Except as otherwise provided herein, all Rent shall be due and payable monthly, in advance, without demand, notice, deduction or setoff, on the first day of each month during the Lease Term, and any extensions thereof. In the event any installment of Rent is not received within five (5) days after the date on which such amount is due, Tenant shall pay additionally an administrative late charge of five percent (5%) of the amount past due, plus the amount of any attorneys' fees incurred by Landlord in connection therewith for each such late payment. Tenant shall also pay an administrative charge of $50.00 for each check returned unpaid for any reason. If Tenant is late in making payments due hereunder (including, but not limited to, Minimum Rent), Landlord may at any time thereafter, upon written notice to Tenant, require that (until further notice) all payments of Rent be made by certified or cashier's check. The first month's Rent and other charges or fees shall be prorated from the Commencement Date through and including the last day of the month in which the Commencement Date occurs and shall be paid in advance on the Commencement Date. Contemporaneously with the execution of this Lease by Tenant, Tenant shall pay to Landlord the Prepaid Rent (in the amount set forth in Section 1.1(o)) which shall be applied to the Rent for the first full month of the Term.

3.4 The location of the Premises shown on Exhibit "A" and the Floor Area stated herein are approximate, and the exact location of the Premises within the Center and the exact Floor Area in the Premises shall be determined by Landlord's architect or construction manager after placement of demising walls. The area of the Premises shall be measured by calculating lengths and widths to immediately inside the exterior of outside walls (i.e. not including the exterior surface of such outside walls) and to the middle of the interior walls. Tenant may request that the Landlord mark the location of any new demising wall. If at anytime, there is a dispute as to the location of the Premises within the Center or the Floor Area of the Premises, the written determination of Landlord's architect or construction manager as such location or Floor Area shall be binding upon both parties hereto. In the event the Floor Area as determined by Landlord's architect or construction manager differs from the Floor Area set forth in the Section 1.1(g), the Minimum Rent to be paid by the Tenant shall be adjusted to the figure obtained by multiplying the exact square footage of Floor Area in the Premises by the rental per square foot of Floor Area indicated in Section 1.1(j). If this calculation produces a monthly Minimum Rent that is different than that set forth in Section 1.1(j), the monthly Minimum Rent as determined by this Section shall control.

3.5 Tenant shall, contemporaneously with the execution of this Lease, deposit with Landlord the Security Deposit. If Tenant shall fail to pay any installment of Rent when due, said Security Deposit may, at the option of Landlord, be applied to any such sums due and unpaid, and if Tenant violates any of the other terms, covenants and conditions of this Lease, said Security Deposit may be applied to any damages suffered as a result of Tenant's default. Should any of the Security Deposit be used to pay sums due for any reason, and if this Lease is kept in full force and effect at the option of Landlord, Tenant shall reimburse Landlord the amount of such depletion, within 10 days after notice to Tenant by Landlord of such depletion. Nothing contained in this Section shall in any way diminish or be construed as waiving any of the Landlord's other remedies as provided in Article XVII or by law or in equity. Should Tenant comply with all of the terms, covenants and conditions of this Lease, and promptly pay all of the Rent herein provided as it falls due, at the end of the Lease Term the Security Deposit shall be returned to Tenant (without interest) within 30 days after Tenant requests in writing the return of the Security Deposit, which request shall include the forwarding address of Tenant. Landlord may deliver the Security Deposit to the assignee of Landlord's interest in the Premises in the event that such interest be sold or assigned, and thereupon Landlord shall be discharged from further liability with respect to such Security Deposit.

ARTICLE IV. COMMON AREA.

4.1 Landlord shall operate and maintain the Common Area in such manner as Landlord in its sole discretion determines to be in the best interests of the Center. Landlord reserves the right at its sole discretion to change from time to time the size, dimensions and location of the Common Area as shown on Exhibit "A," including without limitation, the entrances, exits, lanes, size and location of the parking areas; and the size, dimensions, identity and type of any building(s) shown on Exhibit "A"; and has the further right to construct, or remove, any structure, temporary or permanent, on any part of the Common Area without the consent of the Tenant, subject to no restrictions except that (subject to the provisions of Articles XIII and XIV hereof), there shall be no material impairment of the size and dimension of the Premises. So long as Tenant is not in default hereunder, Tenant and its Permitees shall have the nonexclusive license to use the Common Area as constituted from time to time in common with Landlord, other tenants of the Center and other persons entitled to use the same, which license shall be subject to reasonable rules and regulations as Landlord may from time to time prescribe. Tenant shall not solicit any business within the Common Area or take any action which would interfere with the rights of other persons to use the Common Area. Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to make repairs or alterations, or as otherwise provided herein.

4.2 The use of the Common Area by employees of Tenant may be restricted by Landlord from time to time. Landlord shall have the right, but not the obligation, to maintain and operate lighting facilities on all the parking areas and to control all the parking and other Common Area, and to make rules regulating the use thereof, including, the right to designate and regulate employee parking areas, and to do and perform such other reasonable acts with respect to the Common Area as in the judgment of Landlord and Landlord's counsel may be legally necessary, including temporarily closing any part of the

Common Area to prevent the public from obtaining prescriptive rights. Without limitation of the foregoing, Landlord expressly reserves the right to require that Tenant and other tenants in the Shopping Center cause their employees to park only in areas specifically designated by Landlord. Upon request from Landlord, Tenant shall provide Landlord with a list of Tenant's employees' vehicles (a description thereof) and the license plate numbers of such vehicles.

4.3 Tenant shall pay to Landlord, monthly, in advance, on the first day of each month, one-twelfth of the Common Area Maintenance Fee. Landlord shall have the right, exercisable by Landlord giving written notice to Tenant from time to time during the Lease Term, to estimate the Common Area Maintenance Fee (based upon Landlord's reasonable estimation of the Common Area Expenses) payable by Tenant for the future fiscal period indicated by Landlord, whereupon, commencing on the future date during the Lease Term indicated by Landlord, Tenant shall pay Landlord on the first day of each month, in advance, the monthly charge so indicated by the Landlord. Periodically, during the Lease Term, Landlord shall compute and determine the actual Common Area Expenses for the relevant prior fiscal period established by Landlord. Landlord shall give Tenant notice of such Common Area Expenses and notice of Tenant's actual Common Area Maintenance Fee with respect to such period. If Tenant's actual Common Area Maintenance Fee with respect to such period exceeds the amount therefor previously paid by Tenant, Tenant shall pay Landlord the deficiency in each such case within 30 days following notice from Landlord; however, if the aforesaid amount previously paid by Tenant towards Tenant's actual Common Area Maintenance Fee is in excess of Tenant's actual Common Area Maintenance Fee with respect to such period, then the balance thereof shall be held by Landlord and applied to the payment of Tenant's Common Area Maintenance Fee next due; except that any amounts remaining at the termination of this Lease shall be offset against any amounts then owing by Tenant to Landlord under this Lease, and any remaining net surplus shall then be refunded by Landlord to Tenant.

4.4 Landlord and Tenant acknowledge, agree and confirm to each other that they are both knowledgeable and experienced in commercial lease transactions; and Landlord and Tenant agree that the provisions of this Lease for determining Common Area Maintenance Fee, Tax Charges, Insurance Charges and other charges, are commercially reasonable and acceptable to the parties for determining such charges, even though such calculations may not state precisely the formulas for determining the same.

ARTICLE V. USE AND CARE OF PREMISES.

5.1 The Premises shall be used and occupied by Tenant only for the Permitted Use under Tenant's Trade Name, and for no other purpose or use, and under no other trade name, without the prior written consent of Landlord. Tenant shall not at any time leave the Premises vacant, but shall in good faith continuously throughout the Term of this Lease conduct and carry on in the Premises the type of business for which the Premises are leased, in accordance with the best standards of operation of such business, for at least the hours of 10 o'clock A.M. through 5 o'clock P.M., each day, Monday through Saturday of every week. Tenant will staff the Premises and carry enough merchandise so as to ensure maximum sales. In the event the exterior lights for the Premises are individually controlled by Tenant from the Premises, then Tenant, at Tenant's sole cost and expense, shall keep all lights illuminating its exterior sign, if any, and all lights on the canopy in front of the Premises illuminated for all hours of darkness. However, in the event Landlord controls all exterior lighting, all costs incurred by Landlord in connection therewith shall be included in the Common Area Maintenance Fee. Further, Tenant shall not close its business for remodeling or any other purpose without the prior written consent of Landlord.

5.2 Tenant shall not, without Landlord's prior written consent, perform any act or fail to perform any act, keep anything within the Premises or use the Premises for any purpose that increases the insurance premium cost or invalidates any insurance policy carried on the Premises or on other parts of the Center. If Landlord does give written consent to Tenant pursuant to the above sentence, then Tenant shall be liable, at its sole cost and expense, for the amount of any increase in the insurance premium cost resulting from such act or omission to which Landlord has consented.

5.3 The term "Hazardous Substances," as used in this Lease, shall mean pollutants, contaminants, toxic or hazardous wastes, radioactive materials or any other substances, the use and/or the removal of which is governed, restricted, prohibited or penalized by any "Environmental Law," which term shall mean any federal, state or local statute, ordinance, regulation or other law of a governmental or quasi-governmental authority relating to pollution or protection of human health or the environment or the regulation of the storage or handling of Hazardous Substances. Tenant hereby agrees that: (i) no activity will be conducted on the Premises by Tenant that will produce any Hazardous Substance; (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances; (iii) Tenant will not permit any Hazardous Substances to be brought onto the Premises or the Center. If at any time during or after the Term of this Lease, any Hazardous Substance is found located on the Premises, or on the Center resulting from the actions of Tenant, Tenant's agents, employees or contractors, or anyone for whose actions Tenant is liable, the same shall, at Landlord's election either (x) be immediately removed by Tenant, with proper disposal, and all required clean-up procedures shall be diligently undertaken by Tenant at its sole cost pursuant to all Environmental Laws or (y) Tenant shall be responsible for all costs of inspection, monitoring and/or remediation. Tenant shall make all notifications and shall obtain and maintain in full force all permits, licenses, registrations, or similar authorizations required under any Environmental Law for the operations or activities of Tenant at the Premises. Tenant agrees to indemnify

and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages, penalties and obligations of any nature arising from or as a result of any contamination of the Premises with Hazardous Substances, or any contamination of the Center resulting from the actions of Tenant, Tenant's agents, employees or contractors, or anyone for whose actions Tenant is liable, or otherwise arising from the use of the Premises by Tenant. Tenant shall store, use, handle or dispose of all Hazardous Substances which may be permitted by Landlord and used on the Premises in the ordinary course of Tenant's business in strict compliance with all Environmental Laws. The terms of this Section 5.3 shall survive the termination or expiration of this Lease.

5.4 Tenant shall not, without Landlord's prior written consent, conduct or permit to be conducted within the Premises any fire, auction, bankruptcy, "lost-our-lease," "going-out-of-business," or similar sales; nor permit any objectionable or unpleasant odors or loud noises to emanate from the Premises; nor place or permit any radio, television or other antenna, loud speaker or amplifier, flashing lights or searchlight on the roof or outside the Premises or where the same can be seen or heard outside the building; nor place or display any signs, advertisements or other items (other than dignified displays permitted under Section 8.1) in any windows or glass store fronts. In no event shall Tenant take any other action which would disturb or endanger other tenants of the Center, or unreasonably interfere with their use of their respective premises or create a nuisance or annoyance to Landlord or to other tenants, nor do or permit any act which might, in the exclusive judgment of Landlord, damage Landlord's goodwill or reputation, or tend to injure or adversely affect the operation or business of the Center.

5.5 Tenant, at its sole cost and expense, shall obtain (and upon request deliver to Landlord) all permits and licenses and pay all fees required for the transaction of its business in the Premises. Tenant shall comply timely with all applicable laws, ordinances, governmental regulations or restrictive covenants now in force or which may hereafter be in force pertaining to the Premises or the operation of Tenant's business therein. Tenant acknowledges that the Center may be subject to restrictive covenants that may affect Tenant's ability to conduct its business at the Premises and Tenant further acknowledges that it has conducted its own independent review of any restrictive covenants affecting the Center. Tenant hereby waives any claims or causes of action against Landlord arising out of any violation by Tenant of any applicable restrictive covenants; and Tenant shall indemnify and hold harmless Landlord from all claims, causes of action, costs, losses, damages and attorneys fees incurred by Landlord in connection with any such violation by Tenant.

5.6 Tenant shall take good care of the Premises and keep the same free from waste or nuisance at all times. Tenant shall not locate or install or cause to be located or installed on the sidewalks, service areas or any other portions of the Common Area immediately adjoining the Premises or on the storefront, any bicycle racks, newspaper holder stands, vending machines of any kind, mailboxes, telephone booths, trash or refuse receptacles, "no parking" signs or any other device of a similar nature without Landlord's consent. Tenant shall keep the Premises, including windows and signs and sidewalks, service ways, loading areas and other portions of the Common Area immediately adjacent to the Premises neat, clean, and free from obstructions, dirt or rubbish at all times and shall store all trash and garbage within the Premises, and shall arrange for the regular pickup of such trash and garbage at Tenant's expense. In the event Tenant fails to do so, then Landlord shall have the right to cause such trash and garbage to be picked up at the sole cost and expense of Tenant. Tenant shall on demand pay any cost and expense of picking up such trash and garbage incurred by Landlord plus 15% of such cost and expense (to cover Landlord's overhead and administrative costs with respect thereto). All trash receptacles or dumpsters installed by Tenant must comply with any statute, ordinance, rule, regulation, or restrictive covenant now or hereafter in force governing the location or manner of their placement and must be in a color approved by Landlord, who shall have the right to remove from the Center without notice any such receptacles that do not so comply or that have not been so approved. Tenant shall be solely responsible for any fine, penalty or damage that may result from its failure to comply with this Section. Receipt and delivery of goods and merchandise and removal of garbage and trash shall be subject to such regulations as Landlord may from time to time prescribe. Without limitation of the foregoing, Landlord shall have the right to require that Tenant share a dumpster with one or more other tenants in the Shopping Center; in such event, Landlord shall make arrangements for such dumpster to be emptied on a regular basis and Tenant shall pay to Landlord as additional Rent the amount billed by Landlord to Tenant from time to time as Tenant's share of such dumpster charges. Landlord reserves the right to allocate such dumpster charges between Tenant and the other tenants in the Center based on Landlord's determination of their respective use of such dumpster.

ARTICLE VI. <u>MAINTENANCE AND REPAIR OF PREMISES.</u>

6.1 Landlord shall maintain only the foundation, the exterior walls (except store front, windows, plate glass, doors, door closure devices, window and door frames, moldings, locks, hardware and painting and other treatment of interior and exterior walls) and roof (subject to Section 4.2) of the Premises in good repair; provided, however, that Landlord shall not be required to make any repairs occasioned by the act, omission or negligence of Tenant, or its Permitees, it being expressly agreed that roof repairs or maintenance work on Tenant's heating, ventilating and air conditioning equipment necessitated by any damage or injury arising out of, or as a result of Tenant's acts or omissions, shall be the sole obligation of Tenant. In the event that the Premises should become in need of repairs required to be made by Landlord hereunder, Tenant shall give immediate written notice thereof to Landlord; and Landlord shall not be responsible in any way for failure to make any such repairs until a reasonable time shall have elapsed after delivery of such written notice.

6.2 Tenant shall maintain the Premises, and all portions thereof, neat, clean, and in good order and condition and shall make all needed repairs thereto, including, without limitation, maintenance of all doors and doorways, all direct utility connections and replacement of cracked or broken glass, except only for repairs required to be made by Landlord under the provisions of Section 6.1. Tenant shall comply at its sole cost and expense with all governmental laws, ordinances and regulations applicable to the Premises, except that Tenant shall not be obligated to make any structural changes or alterations to the Premises in order to comply therewith unless made necessary by the acts or omissions of Tenant, in which event Tenant shall comply at its expense in accordance with plans and specifications approved by Landlord. If any repairs required to be made by Tenant hereunder are not made within 10 days after written notice has been delivered to Tenant by Landlord, Landlord may at its option, in addition to its other remedies hereunder, make such repairs without liability to Tenant for any loss or damage which may result to Tenant's stock or business by reason of such repairs. Tenant shall pay to Landlord upon demand the cost of such repairs plus 15% of such cost (to cover Landlord's overhead and administrative costs with respect thereto).

6.3 Without limitation of Section 6.2, Tenant shall have sole responsibility for maintenance and upkeep of the heating, ventilating and air conditioning system, the sprinkler system (if any), that portion of the sewer system which exclusively serves the Premises (unless damage to the Center's sewer system is caused by Tenant's use or misuse, in which event Tenant shall be responsible for the repair of all damage caused thereby) and that portion of the water and electrical facilities downstream of Tenant's meters but including Tenant's water and electrical meters and Tenant shall, at Tenant's sole cost and expense, repair and replace all or any part thereof as may be necessary from time to time to keep such items in good working condition at all times.

6.4 Any work at the Premises causing venting, opening, sealing, waterproofing shall be performed at Tenant's expense either, at Landlord's election, by (a) Landlord, or (b) Tenant, who shall contract directly with the roofing contractor designated by Landlord ("Roof Contractor"). In the event any such Roof Modifications are made during the Term hereof pursuant to (b) above, Tenant shall provide Landlord with a certificate from the Roof Contractor certifying that the Roof Modifications (i) were made by the Roof Contractor in accordance with the original plans and specifications for the Center and (ii) have not in any way diminished or impaired the Roof Contractor's warranty to Landlord, if any. Tenant shall indemnify and hold harmless Landlord from any personal injury or damage to the Premises, the Center or personal property resulting, directly or indirectly, from any Roof Modifications made pursuant to (b) above.

ARTICLE VII. <u>ALTERATIONS AND FIXTURES.</u>

7.1 Tenant shall not, without obtaining Landlord's prior written consent: (a) change the exterior or architectural treatment of the Premises or any part thereof; (b) paint or decorate any part of the exterior of the Premises; (c) make any alterations or additions to the Premises or permit the making of any holes in the walls, ceilings or floors thereof; (d) injure, overload, deface or otherwise harm the Premises or any part thereof or any equipment or installation therein; or (e) permit the use of any forklift or tow truck, or any other mechanically powered machine or equipment for handling freight in the Premises or other portion of the Center; provided, however, that Tenant may perform Tenant's Work and install unattached, movable trade fixtures and equipment. All repairs, replacements, alterations, additions, improvements, plate glass, exterior doors, overhead sprinkler systems (if any), floor coverings and fixtures (other than unattached, movable trade fixtures) including all air conditioning, electrical, mechanical and plumbing machinery and equipment, exhaust hoods and water heaters, which may be made or installed by either party hereto upon the interior or exterior of the Premises shall become the property of Landlord without credit or compensation to Tenant at the termination of this Lease, and at the termination of this Lease shall remain upon and be surrendered with the Premises, unless Landlord requests their removal, in which event Tenant shall, prior to such termination, remove the same and restore the Premises to their original condition, normal wear and tear excepted, at Tenant's expense; and if Tenant shall fail to remove fixtures or other improvements from the Premises at the end of the Lease Term as requested by Landlord, Landlord may elect to remove the same, and Tenant shall reimburse Landlord for the cost of removal within ten (10) days after a demand from Landlord. This covenant shall survive expiration or termination of this Lease.

ARTICLE VIII. SIGNS AND STORE FRONTS.

8.1 Tenant shall not, without Landlord's prior written consent: (a) make any changes to the store front, (b) install any exterior lighting, shades or awnings, or any exterior decorations or paintings, (c) place or install any reflective material on the doors, windows or store front, or (d) erect or install any signs, window or door lettering, decorations or advertising media which can be viewed from the exterior of the Premises, except only dignified displays for its display windows which are of a type customary for that business and which comply with all applicable statutes, codes, ordinances, orders, regulations and restrictive covenants. Tenant shall, at its sole cost and expense, install on or before the Commencement Date a sign displaying Tenant's Trade Name and maintain the same in good order and repair at all times during the Lease Term. All signs shall comply with all applicable statutes, codes, ordinances, rules, regulations and restrictive covenants and the sign specification attached hereto as Exhibit "D". Neither portable or trailer signs nor any grand opening signs or banners of any kind shall be permitted.

ARTICLE IX. UTILITIES.

9.1 Prior to the Ready for Occupancy Date, Landlord shall, at its sole cost and expense, pay the sums required to have connected utility services, including electricity, sanitary sewer, and water to the Center, including any and all utility deposits and hook-up, connection, tie-in, tap and meter fees, and other fees applicable as assessed by any governing authorities.

9.2 Following the Commencement Date, Tenant shall promptly pay all charges for electricity, water, gas, telephone service and all other utilities furnished to the Premises. Electric and natural gas (if applicable) service(s) furnished to the Premises will be separately metered. Landlord requires Tenant to submeter Premises for water usage. Tenant shall install water submeter with remote reader on the interior of the rear wall. Landlord may elect to install one or more sub-meters for one or more premises (which, if installed at the Demised Premises, shall be at Tenant's expense), in which event Landlord will bill each tenant whose premises is sub-metered for the amount used according to that tenant's sub-meter. Any amounts which Landlord bills to Teannt under the terms of this Section 9.2 will be considered additional retnal and will be due within ten (10) days after the date upon which Landlord delivers such bill to Tenant.

9.3 Landlord shall not be liable for any interruption whatsoever in utility services. No interruption of utility service shall be construed as either a constructive or actual eviction of Tenant, nor work an abatement of Rent, nor relieve Tenant for fulfilling any covenant or condition of this Lease.

ARTICLE X. INSURANCE AND INDEMNITY.

10.1 Tenant shall indemnify and hold Landlord and Landlord's agents harmless from and against any and all claims, actions, demands, liens, costs, damages, expenses and liabilities whatsoever including, but not limited to, attorneys' fees and court costs, arising out of any claims of any persons on account of or by reason of: (a) any occurrence in, on or about the Premises from the date the Premises are tendered to Tenant by Landlord until Tenant fully vacates the Premises; (b) the negligence or willful misconduct of Tenant or its Permitees in, on or about the Premises and/or Center; (c) any default by Tenant hereunder; (d) any violation of any Environmental Law by Tenant or its Permitees and/or (e) the release or disposal of any Hazardous Substance in, on, under or about the Premises by Tenant and/or its Permitees. This Section shall survive the termination of this Lease.

10.2 (a) Tenant shall throughout the Lease Term carry and maintain, at Tenant's cost and expense, the following types of insurance, in the amounts specified and in the forms hereinafter provided:

(i) Commercial general liability insurance of an "occurrence" type against all claims on account of liability of Tenant, with limits of not less than $1,000,000 per occurrence and $2,000,000 as a general aggregate. Tenant's commercial general liability insurance shall include Broad Form Property Damage, Personal Injury Liability Insurance (with the Employee's Exclusion deleted) with a limit of $1,000,000 per occurrence, Products Liability Insurance, Independent Contractor's Liability Insurance and Blanket Broad Form Contractual Liability Insurance, it being the intent of Landlord and Tenant that Tenant's contractual liability coverage will provide coverage to the maximum extent possible of Tenant's indemnification obligations under this Lease;

(ii) Property insurance written on the broadest available "all-risk" policy form covering all the items in, on, or upon the Premises exclusive only of the Building Shell, and all alterations, additions or changes made by Tenant pursuant to the terms of this Lease, in an amount not less than 90% of the full replacement cost thereof from time to time during the Lease Term, providing protection against perils included within the standard Texas form of fire and extended coverage insurance policy with a broad form

endorsement covering sprinkler damage (but Landlord makes no representation that the Premises or any other portion of the Center is equipped with a sprinkler system), vandalism and malicious mischief;

(iii) Plate glass insurance covering all plate glass, if any; and

(iv) Worker's compensation insurance as required by law; and

(iv) Tenant shall be obligated to provide insurance on all of Tenant's furniture, fixtures, equipment and other personal property in the Premises, it being agreed and understood that the Landlord shall have no liability or responsibility for loss or damage thereto under any circumstances whatsoever, including, but not limited to, loss by fire or other casualty, damage to such personal property by flood water (or other water damage), or for any other reason; and

(v) If alcoholic beverages are sold at the Premises, Tenant will obtain, maintain and furnish Landlord with evidence (reasonably satisfactory to Landlord) that Tenant has in effect "Dram Shop" or liquor liability insurance with limits not less than $1,000,000.00.

(vi) Such other insurance against other insurable hazards as Landlord may from time to time reasonably require.

(b) All policies of insurance described in this Section shall be issued in form acceptable to Landlord by insurance companies acceptable to Landlord and qualified to do business in the State of Texas. Each such policy shall provide that Landlord is an additional insured. Each such policy shall be for the mutual and joint benefit and protection of Tenant, Landlord and any such other party in interest and shall be primary insurance for all claims under such policy and provide that any insurance carried by Landlord or any other party in interest is strictly excess, secondary and noncontributing with any insurance carried by Tenant. Executed copies of each such policy of insurance or a certificate thereof shall be delivered to Landlord and within three (3) days after the date the Premises are tendered to Tenant and thereafter at least 30 days prior to the expiration of each such policy. Tenant's liability policies will be endorsed as needed to provide cross-liability coverage for Tenant, Landlord and any lender of Landlord, and will provide for severability of interests. All such policies shall contain a provision that the company writing said policy will give to Landlord and such other parties in interest at least 30 days notice in writing in advance of any cancellation, change, modification, lapse, or the effective date of any reduction in the amount of insurance. Tenant shall furnish Landlord a copy of the policy (policies) within 10 days after Landlord requests the same. All such public liability and property damage policies shall contain a provision that Landlord and any such other parties in interest, although named as an insured, shall nevertheless be entitled to recover under said policies for any loss occasioned to Landlord or any such other parties in interest, or to any of their respective servants, agents or employees by reason of the negligence of Tenant.

(c) If Tenant fails to have a certificate of such policy on deposit with Landlord at any time during the Lease Term (and prior thereto in the event of any entry into possession by Tenant prior to the Commencement Date or subsequent to the date of termination hereof in the event of a holdover), then Landlord shall have the right (but no obligation), and without limitation of its rights under Article XVII, to take out and maintain such an insurance policy, and if Landlord does so Tenant shall pay to Landlord on demand the amount of the premium applicable to such policy of insurance plus 15% of the cost thereof (to cover Landlord's overhead and administrative costs in connection therewith).

10.3 Tenant shall pay to Landlord monthly, in advance, on the first day of each month, one-twelfth of the Insurance Charge. Upon request and each time an adjustment is made, Landlord shall furnish Tenant with a notice of the required monthly installment of the Insurance Charge.

10.4 Notwithstanding any provision herein contained to the contrary, if, by the nature of Tenant's business, Landlord's insurance rate on the Center is higher than the normal insurance rate being charged for fire and extended coverage, Tenant, at its sole cost and expense, shall pay the difference between the rate being charged for such insurance and the normal stipulated rate to the extent that such increase is attributable to Tenant's business.

ARTICLE XI. NON-LIABILITY FOR CERTAIN DAMAGES.

11.1 Landlord shall not be liable to Tenant for any injury to person or damage to property caused by the Premises becoming out of repair or by gas, water, steam, electricity or oil leaking or escaping into the Premises (except where due to Landlord's willful failure to make repairs required to be made by Landlord hereunder, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs), nor shall Landlord be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Center or of any other persons

whatsoever, except only willful acts of duly authorized employees and agents of Landlord. All property left, stored or maintained within the Premises shall be at Tenant's sole risk.

ARTICLE XII. ACCESS TO PREMISES.

12.1 Landlord shall have the right to enter upon the Premises at all reasonable hours for the purpose of inspecting them, making repairs to them, making alterations or additions to adjacent premises, conducting environmental inspections or curing any default of Tenant hereunder that Landlord elects to cure. Landlord shall not be liable to Tenant for any expense, loss or damage from any such entry upon the Premises. Tenant shall permit Landlord, at any time within 6 months prior to the expiration of this Lease, to place upon the Premises any "For Lease" signs and during such period, Landlord or its agent may, during normal business hours, enter upon the Premises and exhibit same to prospective tenants. In entering the Premises, Landlord shall use reasonable efforts not to interfere with the business of Tenant being conducted therein.

ARTICLE XIII. DAMAGE BY CASUALTY.

13.1 Tenant shall give immediate written notice to Landlord of any damage caused to the Premises by fire or other casualty.

13.2 In the event the Premises are damaged or destroyed by fire or other casualty insured or insurable under standard fire and extended coverage insurance and Landlord does not elect to terminate this Lease as hereinafter provided, Landlord shall proceed with reasonable diligence, and at its cost and expense, to rebuild and repair the Premises as set forth in Section 13.3 hereof. Tenant shall pay on demand all costs and expenses which exceed the cost incurred by Landlord in meeting its obligation to rebuild the Building Shell as provided in Section 13.3 below. If the building in which the Premises are located is damaged or destroyed by fire or other casualty so as to render un-tenantable more than 25% of the entire Floor Area of such building, then Landlord may elect either to terminate this Lease or proceed to rebuild and repair the Premises. Landlord shall give written notice to Tenant of such election within 60 days after Landlord receives the insurance proceeds therefor, and, if it elects to rebuild and repair, shall proceed to do so with reasonable diligence and at its sole cost and expense as set forth herein.

13.3 Notwithstanding any provisions herein to the contrary, Landlord's obligation to rebuild and repair under this Article XIII shall be limited to construction of the Building Shell. Further, Landlord shall have no obligation to repair and rebuild the Premises unless and until insurance proceeds are made available therefor by all mortgagees of Landlord and all insurance companies with policies on the Premises or the building in which the Premises are located. Promptly after completion by Landlord of such construction Tenant will proceed with due diligence, and at its sole cost and expense, to rebuild, restore and repair its signs, fixtures, equipment and other items and to restore the Premises to a condition similar to its condition prior to the casualty, and promptly re-open for business.

13.4 During any period of reconstruction or repair of the Premises, this Lease shall continue in full force and effect, except that Minimum Rent shall be abated for the length of time necessary for the reconstruction or repairs by Landlord as provided in Section 13.3, in proportion to the amount of Floor Area of the Premises rendered unusable; provided, that such abatement shall not extend the Lease Term. If the damage to the Premises is caused by the negligence or willful misconduct of Tenant or its Permitees, however, no item of Rent shall abate.

13.5 In the event the Lease is terminated pursuant to this Article XIII, Tenant shall, prior to such termination, pay and/or assign to Landlord any insurance proceeds received or to be received by Tenant with respect to damage to any leasehold improvements in the Premises.

13.6 Notwithstanding anything herein to the contrary, neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any loss or damage to any of the property of Landlord or Tenant, as the case may be, to the extent such loss or damage is covered by insurance even though such loss or damage might have been caused by the negligence of the Landlord or Tenant or their respective employees, agents, servants or invitees. Nothing herein shall relieve either party from damages resulting from malicious or intentional acts of such party, its agents, representatives or employees.

13.7 Notwithstanding anything in this Article 13 (or elsewhere in this Lease) to the contrary, Landlord shall have the right to terminate this Lease, at Landlord's election, within sixty (60) days after the date of any fire or other casualty, if any such fire or other casualty occurs during the last eighteen (18) months of the Term of this Lease.

ARTICLE XIV. EMINENT DOMAIN.

14.1 If the whole or any part equal to or greater than 25% of the Floor Area of the Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, then at the option of either party hereto this Lease shall be cancelled and both parties shall be relieved of all obligations herein imposed. Should this Lease be so cancelled, then Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of such involuntary conversion whether brought about by suit or agreement for the cancellation of this Lease or for Tenant's leasehold interest or leasehold improvements; any and all of such amounts shall belong to Landlord and all rights of Tenant to damages therefor, if any, are hereby assigned by Tenant to Landlord. Tenant shall, however, have the right to claim and recover from the condemning authority, but not from Landlord, and only to the extent that such recovery by Tenant shall not diminish the amounts recoverable by Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all damage to Tenant's business by reason of the condemnation.

14.2 If less than 25% of the Floor Area of the Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulations or by right of eminent domain or by private purchase in lieu thereof, this Lease shall not terminate but Minimum Rent payable hereunder during the unexpired portion of this Lease shall be reduced in proportion to the reduction of the Floor Area in the Premises resulting from such taking from and after the date of such taking. In the event of such a taking, Tenant shall have the right to recover damages suffered or sustained by Tenant as a result of such taking only with respect to property which upon the termination of this Lease would belong to the Tenant, but Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of such taking for the loss of any part of Tenant's leasehold interest, leasehold improvements, and any and all of such amounts shall belong to Landlord and all rights of Tenant to damages therefor, if any, are hereby assigned by Tenant to Landlord.

ARTICLE XV. ASSIGNMENT AND SUBLETTING; SALE OF PREMISES.

15.1 Tenant shall not assign, mortgage, pledge or in any manner transfer this Lease or any estate or interest therein, or sublet the Premises or any part thereof, without the prior written consent of Landlord. Tenant acknowledges that this Lease is personal to Tenant for the Permitted Use under the Tenant's Trade Name, and that Landlord may withhold its consent in its sole discretion for any reason, or on any condition, whatsoever. Consent by Landlord to one or more assignments, sublettings or other transfers shall not operate as a waiver of Landlord's rights as to any subsequent assignments, sublettings or other transfers. Notwithstanding any permitted assignment, subletting or other transfer, Tenant shall at all times remain fully responsible and liable for the payment of all Rent and for compliance with all its other obligations under this Lease.

15.2 Any transfer of this Lease from Tenant by merger, consolidation or dissolution or any change in ownership or power to vote a majority of the voting stock in Tenant outstanding at the time of execution of this Lease shall constitute an assignment for the purpose of this Lease; provided, however, that the acquisition of all stock of a corporate tenant by any corporation, the stock of which is registered pursuant to the Securities Exchange Act of 1934 or the merger of a corporate tenant into such a corporation, the stock of which is so registered shall not itself be deemed to be an assignment in violation of this Section. If Tenant is a general partnership having one or more corporations as partners or if Tenant is a limited partnership having one or more corporations as general partners, any merger, consolidation or dissolution of any such corporation or any change in ownership or power to vote a majority of the voting stock in any such corporation outstanding on the Effective Date shall constitute an assignment for the purpose of the Lease; provided, however, that the acquisition of all stock of any such corporation by any corporation, the stock of which is registered pursuant to the Securities Exchange Act of 1934 or the merger of any such corporation into such a corporation, the stock of which is so registered, shall not itself be deemed to be an assignment in violation of this Section.

15.3 In the event of the transfer and assignment by Landlord of its interest in this Lease and in the building containing the Premises to any person or entity assuming Landlord's obligations under this Lease, Landlord shall thereby be released from further obligations hereunder and Tenant shall look solely to the responsibility of such successor-in-interest of the Landlord. Any security given by Tenant to secure performance of its obligations hereunder may be assigned and transferred by Landlord to such successor-in-interest of Landlord and Landlord shall thereby be discharged of any further obligation relating thereto.

15.4 In the event of any sale of the Center by Landlord, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser at such sale or any subsequent sale of Center shall be deemed, without any further agreement between the parties hereto or their successors in interest or between the parties hereto and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease.

15.5 In the event of a transfer, assignment or sale pursuant to Sections 15.3 or 15.4, Tenant agrees to be bound to attorn to such transferee, assignee or purchaser as if such transferee, assignee or purchaser were the original Landlord hereunder.

ARTICLE XVI. PROPERTY TAXES.

16.1 Landlord shall pay, or cause to be paid, all Real Estate Taxes which may be lawfully charged, assessed or imposed on the Center; provided, however, that if authorities having jurisdiction assess Real Estate Taxes which Landlord deems excessive, Landlord may defer compliance therewith to the extent permitted by the applicable laws so long as the validity or amount thereof is contested by Landlord in good faith.

16.2 Tenant shall pay, as and when due, all taxes which may be lawfully charged, assessed or imposed upon all trade fixtures, equipment and other personal property of every type in the Premises, and all license fees which may be lawfully imposed upon the business of Tenant conducted upon the Premises. If any such taxes for which Tenant is liable are levied against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

16.3 Tenant shall pay to Landlord monthly, in advance, on the first day of each month, one-twelfth of the Tax Charge, in an amount estimated by Landlord. Upon request from Tenant, and after receipt of all tax bills and assessment bills attributable to any calendar year during the Lease Term, Landlord shall furnish Tenant with a written statement of the actual amount of the Tax Charge for such year. If the total amount paid by Tenant under this Section for any calendar year shall be less than the actual amount due from Tenant for such year, as shown on such statement, Tenant shall pay to Landlord on demand the difference between the amount paid by Tenant and the actual amount due; and if the total amount paid by Tenant hereunder for any such calendar year shall exceed such actual amount due from Tenant for such calendar year, such excess shall be credited by Landlord against the Tax Charge due in the subsequent year (or if there is no subsequent year remaining in the Lease Term, such excess shall be offset against any amounts then owing by Tenant to Landlord and any remaining net surplus shall then be refunded by Landlord to Tenant). This Section shall also apply to the calendar years in which this Lease commences and terminates, but Tenant's liability for the Tax Charge for such years shall be subject to a pro rata adjustment based on the number of days of such calendar years during which this Lease is in effect. Prior to or at the Commencement Date and from time to time thereafter, Landlord shall notify Tenant of Landlord's estimate of Tenant's monthly installments or Tax Charge due hereunder, which estimate shall continue until Landlord notifies Tenant otherwise.

ARTICLE XVII. EVENTS OF DEFAULT AND REMEDIES.

17.1 Landlord has entered into this Lease upon the condition that Tenant shall punctually and faithfully perform all of Tenant's covenants, conditions and agreements. Each of the following events shall be deemed to be an event of default of Tenant hereunder (each of which is sometimes referred to herein as an "Event of Default").

(a) failure of Tenant to timely pay any installment of Rent hereunder when due;

(b) the vacation or abandonment of the Premises by Tenant;

(c) failure of Tenant to observe or perform any other covenant, term or condition set forth in this Lease and such failure continues for a period of 20 days from the date of written notice thereof from Landlord to Tenant (provided that if such failure cannot reasonably be cured within 20 days, such failure shall not be deemed an Event of Default under this subsection if Tenant commences to cure such failure within said 20 days and thereafter diligently and continuously prosecutes the curing of such failure until completion), but in all events Tenant shall cure such failure within 30 days after such notice from Landlord;

(d) Tenant or any Guarantor shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or Tenant or any Guarantor shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or Tenant or any Guarantor shall take any corporate action to authorize, or in contemplation of, any of the actions set forth above in this subsection (d);

(e) any case, proceeding or other action against the Tenant or any Guarantor shall be commenced seeking to have an order for relief entered against it as debtor or to have it adjudicated a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of an order for relief against it which is not fully stayed within seven business days after the entry thereof, or (ii) shall remain undismissed for a period of 30 days; or

(f) any other failure or default of Tenant which pursuant to any other provision of this Lease is an Event of Default, or breach of the provisions of this Lease.

In the event of a default by the Tenant herein (or by any affiliate of Tenant herein) under another lease with Landlord (or an affiliate of Landlord), the Landlord may deem the same a default under this Lease. The term "affiliate" used in the preceding sentence shall mean a person or entity which controls Tenant, which is under the control of Tenant, or which is under common control with Tenant. An "affiliate" of Landlord shall mean a person or entity which controls Landlord, is controlled by Landlord, or is under common control with the Landlord.

17.2 Upon the occurrence of any of such Events of Default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

(a) Terminate this Lease, or terminate Tenant's rights (including, but not limited to, Tenant's right of possession) under this Lease (but not its obligations), and in either event Landlord shall have the right to immediate possession of the Premises and may reenter the Premises, and remove all persons and property therefrom by any lawful means without being guilty in any manner of trespass or otherwise; and any and all damages to Tenant, or persons holding under Tenant, by reason of such re-entry are hereby expressly waived; and any such termination or re-entry on the part of Landlord shall be without prejudice to any remedy available to Landlord for arrears of Rent, breach of contract, damages or otherwise, nor shall the termination of this Lease or of Tenant's rights under this Lease by Landlord acting under this subsection be deemed in any manner to relieve Tenant from the obligation to pay the Rent and all other amounts due or to become due as provided in this Lease for and during the entire unexpired portion then remaining of the Lease Term.

(b) Without terminating this Lease, enter upon the Premises, by any lawful means, and without being guilty in any manner of trespass or otherwise and without liability for any damage to Tenant or persons holding under Tenant by reason of such re-entry, all of which are hereby expressly waived, and do or perform whatever Tenant is obligated hereunder to do or perform under the terms of this Lease; and Tenant shall reimburse Landlord on demand for any expenses or other sums which Landlord may incur or expend (plus 10% thereof to cover Landlord's overhead and administrative costs), pursuant to this Subsection (b), and Landlord shall not be liable for any damages resulting to Tenant from such action.

(c) Without waiving such Event of Default, apply all or any part of the Security Deposit to cure the Event of Default or to any damages suffered as a result of the Event of Default.

(d) Pursuit of any of the foregoing remedies by Landlord shall not preclude pursuit of any other remedies herein provided Landlord or any other remedies provided by law or in equity, nor shall pursuit of any of the other remedies herein provided constitute a forfeiture or waiver of any Rent due Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default; and in such event Tenant shall pay all costs incurred by Landlord for the cost of altering the Leased Premises for another Tenant, all brokerage fees or commissions, and all legal fees in connection therewith.

(e) In the event of termination of this Lease, or termination of Tenant's right of possession of the Premises, Landlord shall use reasonable efforts to relet the Premises, however, Landlord shall not be obligated to relet the Premises; (1) in preference to other vacant space in the Center; (2) to any affiliate of Tenant or any principal or officer of Tenant or any affiliate of such principal or officer; (3) to any person or entity whose creditworthiness is deemed unacceptable to Landlord; (4) to any person or entity if Landlord determines, in Landlord's reasonable judgment, would disturb the tenant mix of the Center, or because of such proposed use, would impose unreasonable or excessive demands upon the Center; (5) to any person who has been engaged in litigation with, or who has threatened litigation against Landlord, or any of Landlord's affiliates; (6) to any person or entity not approved by the holder of any liens or security interests against the Center, or any part thereof; (7) to a tenant who would cause Landlord to breach or be in default of any of its covenants under any agreements between Landlord and any third party (including, without limitation, other tenants in the Center); (8) to

any proposed tenant who is unwilling to execute and deliver to Landlord, Landlord's standard lease form (or assignment of lease or sublease) or other lease form acceptable to Landlord; or (9) where any assignment or sublease would require improvements or changes to be made to the Leased Premises by Landlord, at Landlord's cost or expense.

(f) In the event Tenant fails or refuses to make timely and punctual payment of any Minimum Rent, additional rent or other sums payable or charges due under this Lease as and when the same shall become due and payable, or in the event of any breach of any of the terms or provisions of this Lease by Tenant, in addition to the other remedies available to Landlord, Landlord at its option, shall be entitled, and is hereby authorized, without any notice to Tenant whatsoever, to enter into and upon the Leased Premises by use of a master key, a duplicate key or any other peaceable means, and to change, alter and/or modify the doors locks on all entry doors of the Leased Premises, permanently excluding Tenant and its officers, principals, agents, employees and representatives therefrom. In the event that Landlord has either permanently repossessed the Leased Premises as aforesaid or has elected to terminate this Lease by reason of Tenant's default, Landlord shall not thereafter be obligated to provide Tenant with a key to the Leased Premises at any time; provided, however, that in any such instance, during Landlord's normal business hours and at the convenience of Landlord, and upon receipt of a written request from Tenant accompanied by such written waivers and releases as Landlord may require, Landlord may, at its option, (1) escort Tenant or its authorized representative to the Leased Premises to retrieve any personal belongings or other property of Tenant not subject to the Landlord's lien of security interest described herein, or (2) obtain a list from Tenant of such personal property Tenant intends to remove, whereupon Landlord shall remove such property and make it available to Tenant at a time and place designated by Landlord. In the event Landlord elects option (2) above, Tenant shall pay, in cash and in advance, all costs and expenses estimated by Landlord to be incurred in removing such property and making it available to Tenant, including, but not limited to all moving and/ or storage charges theretofore incurred by Landlord with respect to such property. Landlord's remedies hereunder shall be in addition to, and not in lieu of, any of its other remedies set forth in this Lease, or otherwise available to Landlord at law or in equity. It is intended that this paragraph, and the provisions herein contained, shall supersede and be paramount to any conflicting provisions of the Texas Property Code, as well as any successor statute governing the rights of landlords to change locks of commercial tenants.

ARTICLE XVIII. <u>LANDLORD'S LIEN, SECURITY AGREEMENT AND ATTORNEY'S FEES</u>.

<u>18.1</u> To secure the payment of all Rent and the performance of all other obligations of Tenant hereunder, Tenant hereby grants to Landlord a security interest (as that term is defined in the Uniform Commercial Code as adopted in the State in which the Center is located) in all inventory, equipment, trade fixtures, furnishings and other personal property which are now or hereafter located on or within the Premises, including all proceeds thereof. All lawful exemptions of such property or any part thereof are hereby waived by Tenant and such security interest shall be in addition to any statutory lien provided to landlords under the laws of the State in which the Center is located. This Lease shall constitute a security agreement, as that term is defined in the Uniform Commercial Code as adopted in the State in which the Center is located. Tenant acknowledges that 10 days written notice of a sale under this security agreement shall be reasonable notice. Tenant, upon demand, shall execute and return to Landlord any financing statement or other document necessary to perfect the security interest granted herein, and Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact to execute and file any such financing statement or other document. Such power of attorney is coupled with an interest.

<u>18.2</u> Landlord agrees to execute an agreement subordinating the security interest granted in Section 18.1 to that of a lender of Tenant provided that: (i) such lender is not affiliated with Tenant or any Guarantor; (ii) there is no Event of Default in existence at that time; (iii) the subordination agreement specifically describes the collateral; and (iv) such subordination agreement is in form reasonably acceptable to Landlord.

<u>18.3</u> In the event Tenant defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Landlord places the enforcement of this Lease, or any part thereof, or the collection of any Rent due or to become due hereunder, or recovery of possession of the Premises in the hands of an attorney, or files suit upon the same, Tenant agrees to pay to Landlord all costs of suit and/or other enforcement of Landlord's rights hereunder, including court costs and reasonable attorney's fees.

ARTICLE XIX. <u>HOLDING OVER</u>.

In the event Tenant remains in possession of the Premises after the expiration of this Lease and without the execution of a new lease, it shall be deemed to be occupying the Premises as a tenant at sufferance at a per diem Minimum Rent equal to 2/30 of the monthly Minimum Rent applicable hereunder during the last month of the Lease Term and otherwise subject to all the conditions, provisions and obligations of this Lease insofar as the same are applicable to a tenancy at sufferance. Tenant shall indemnify and hold harmless Landlord from all claims, causes of action, costs, losses, damages and attorneys fees incurred by Landlord as a result of such holdover, including, without limitation, damages,

costs and expenses incurred by Landlord as a result of not being able to make the Premises available to a new tenant because of Tenant's holdover.

ARTICLE XX. FINANCING; SUBORDINATION.

20.1 Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien now or hereafter existing upon the Premises or the Center and any and all renewals, modifications and extensions thereof. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now or hereafter placed upon the Premises or the Center, and Tenant shall upon demand execute such further instruments subordinating this Lease as Landlord may request. At any time and from time to time, upon not less than 10 days' prior notice by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement of the Tenant in writing certifying that this Lease is in full force and effect and there are no modifications thereof, (or if there have been modifications hereto, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Rent has been paid in advance, if any, stating whether or not Landlord is in default in the keeping or performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default, and stating such other matters as Landlord shall reasonably request, it being intended that such statement may be relied upon by Landlord and any prospective purchaser, lessee, mortgagee or assignee of any mortgage of the Center or of the Landlord's interest therein. If Tenant fails to deliver such written statement to Landlord within such 10 days then, Landlord's statement as to the truth of such statement shall be deemed acceptable to Tenant for all purposes.

20.2 Notwithstanding anything contained herein to the contrary, in the event of any default by Landlord in performing its covenants or obligations hereunder, Tenant shall not exercise any rights it may have on account of such default until (a) Tenant gives written notice of such default (which notice shall specify the exact nature of said default and how the same may be cured) to each holder of any such mortgage or deed of trust who has theretofore notified Tenant in writing of its interest and the address to which notices are to be sent, and (b) each such holder fails to cure or cause to be cured said default within 45 days from the receipt by such holder of such notice by Tenant.

ARTICLE XXI. NOTICES.

21.1 All notices or requests provided for herein must be in writing and must be given by (i) depositing the same in the United States mail, addressed to the party to be notified, postpaid, and registered or certified with return receipt requested; (ii) hand delivery or (iii) overnight express courier service. Notices shall be deemed received upon the second day following deposit of the same in the United States mail, or the second day after delivery to an overnight express courier service in accordance with the foregoing. Notice hand delivered shall be deemed delivered on the date of delivery. All notices to be sent to either of the parties shall be sent to the addresses for notice set out in the Basic Lease Provisions, as applicable, or at any other address subsequently specified in writing by the parties hereto in accordance with the foregoing notice procedure.

ARTICLE XXII. MISCELLANEOUS.

22.1 Whenever herein the singular number is used, the same shall include the plural, and the neuter gender shall include the feminine and masculine genders. Unless otherwise specifically provided, the phrase "on demand" shall mean within 10 days of written demand. Unless otherwise specifically provided, any consent or approval by Landlord required hereunder may be withheld by Landlord in its sole discretion.

22.2 Tenant shall not record this Lease. Any such recordation shall constitute an Event of Default hereunder. If, however, Landlord shall so request, Tenant shall execute and deliver a recordable short form lease in form and content as provided by Landlord.

22.3 This Lease and the rights and obligations of the parties hereto shall be interpreted, construed and enforced in accordance with the laws of the State of Texas. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Lease Term, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.

22.4 This Lease may not be altered, changed or amended, except by instrument in writing signed by both parties hereto. The terms, provisions, covenants and conditions contained in this Lease shall apply to, inure to the benefit of and be binding upon the parties hereto and upon their respective successors, legal representatives and assigns subject to the provisions of Article XV.

22.5 One or more waivers of or the failure to enforce any covenant, term or condition of this Lease by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition or a waiver of the right to enforce such covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent or similar act.

22.6 Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to Force Majeure.

22.7 Time is of the essence with respect to Tenant's obligations under this Lease.

22.8 All Rent hereunder shall bear interest from the date due until paid at the lesser of (i) 18 percent per annum or (ii) the highest nonusurious rate allowed by applicable law. Any interest in excess of that maximum amount shall be credited to Rent due or to become due, or if Rent for the entire Term has been paid in full, refunded.

22.9 The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger and shall, at Landlord's option, terminate all or any existing subleases or sub tenancies, or may, at Landlord's option, operate as an assignment to it of Tenant's interest in any or all such subleases or subtenancies.

22.10 Notwithstanding anything herein to the contrary, Landlord shall in no event be liable to Tenant for any indirect or consequential damages, and no personal liability of any kind or character whatsoever now attaches or at any time hereafter under any conditions shall attach to Landlord or any partners, officers, directors, or shareholders of Landlord as applicable for payment of any amounts due under this Lease or for the performance of any obligation under this Lease. The exclusive remedies of Tenant for the failure of Landlord to perform any of its obligations under this Lease shall be to proceed against the interest of Landlord in and to the Center, it being understood that in no event shall a judgment for any deficiency or monetary claim be sought, obtained or enforced against any partner, officer, director or shareholder of Landlord as applicable.

22.11 On the last day of the Lease Term, or upon the earlier termination of this Lease, Tenant shall peaceably and quietly leave, surrender and yield to Landlord the Premises, free of all claims, broom-clean and in good condition and repair, except for normal wear and tear. If Tenant does not remove its movable equipment, furniture and supplies prior to termination, then in addition to its other remedies at law or in equity, Landlord shall have the right (but not the obligation) to elect either (a) to have such items removed and stored, and all damage to the Premises or Center resulting therefrom repaired, at Tenant's cost and expense; or (b) to have such movable equipment, furniture and supplies automatically become the property of the Landlord upon termination of this Lease, in which event Tenant shall not have any further right with respect thereto or reimbursement therefor.

22.12 Tenant and any Guarantor, if applicable, shall submit to Landlord from time to time current financial statements and operating statements. Tenant warrants and represents that (a) all such financial information given to Landlord by or on behalf of Tenant or any Guarantor are, or will be, as of their respective dates, true, complete and correct in all material respects.

22.13 At any time during the Term of this Lease the Landlord shall have the right to require Tenant to relocate its business and the Leased Premises to other premises (the "New Premises") in another part of the Center in accordance with the following provisions:

(a) Landlord shall notify Tenant, at least sixty (60) days prior to the proposed relocation date, of Landlord's intention to relocate Tenant's business to the New Premises;

(b) The proposed relocation date, and the size, configuration and location of the New Premises shall be set forth in Landlord's notice; and

(c) The New Premises shall be substantially the size and configuration as the Leased Premises described in this Lease.

(d) The New Premises shall contain an area which shall not vary more than ten percent (10%) from the area of the Leased Premises;

(e) Landlord shall, at Landlord's cost and expense, complete all leasehold improvements in the New Premises to the same Tenant finish as constructed in the original Leased Premises;

(f) Tenant shall, within fifteen (15) days after possession of the New Premises has been tendered to Tenant, move to and open for business in the New Premises;

(g) Landlord shall pay the reasonable costs to move Tenant from the original Leased Premises to the New Premises; and

(h) Tenant shall surrender possession of the Leased Premises to Landlord not later than fifteen (15) days after possession of the New Premises has been tendered to Tenant.

The New Premises shall be subject to the same terms, conditions and covenants as the Leased Premises originally leased herein, except that in the event the Floor Area of the New Premises differs from the Floor Area of original Leases Premises, then the Minimum Rent (and sales break point, if any) shall be proportionately adjusted. Upon the occurrence of any relocation pursuant to this paragraph 22.15, the parties hereto shall promptly executa an amendment to this Lease reflecting such relocation of Tenant, and if applicable, any adjustment to Minimum Rent and sales break point, in a form reasonably acceptable to Landlord.

22.14 This Lease contains the entire agreement of the parties hereto and supersedes all prior oral or written agreements of the parties hereto, their agents, affiliates or employees. This Lease cannot be changed, amended or modified, except by a written instrument executed by both Landlord and Tenant.

22.15 ANY CONTROVERSY OR CLAIM BROUGHT BY TENANT ARISING OUT OF OR RELATED TO THIS LEASE, OR THE BREACH OF THIS LEASE, SHALL BE SUBMITTED TO A MEDIATOR LICENSED IN THE STATE OF TEXAS AND APPROVED BY LANDLORD. ANY DISPUTE WHICH IS NOT RESOLVED BY SUCH MEDIATION, SHALL THEN BE SETTLED BY ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION THEN IN EFFECT. THE AWARD RENDERED BY THE ARBITRATOR OR ARBITRATORS SHALL BE FINAL AND JUDGMENT MAY BE ENTERED UPON IT IN ACCORDANCE WITH APPLICABLE LAW IN ANY COURT HAVING JURISDICTION THEREOF. NOTICE OF DEMAND FOR ARBITRATION SHALL BE FILED IN WRITING WITH THE OTHER PARTY TO THIS LEASE AND WITH THE AMERICAN ARBITRATION ASSOCIATION. A DEMAND FOR ARBITRATION SHALL BE MADE WITHIN A REASONABLE TIME AFTER THE CLAIM HAS ARISEN, BUT IN NO EVENT SHALL IT BE MADE AFTER THE DATE WHEN INSTITUTION OF LEGAL OR EQUITABLE PROCEEDINGS BASED ON SUCH CLAIM WOULD BE BARRED BY THE APPLICABLE STATUTE OF LIMITATIONS. ALL ARBITRATION PROCEEDINGS RELATED TO THIS LEASE SHALL BE HELD IN HOUSTON, TEXAS. LANDLORD, MAY, BUT IS NOT OBLIGATED TO, SUBMIT ANY CONTROVERSY OR CLAIM BROUGHT BY LANDLORD ARISING OUT OF OR RELATED TO THIS LEASE TO MEDIATION AND/OR ARBITRATION.

22.16 The parties represent and warrant to each other that they have had no dealings with any broker or agent other than Broker, to whom Landlord may pay a commission pursuant to a separate written agreement between Landlord and Broker. Each party agrees to indemnify and hold the other party harmless from any claims, costs or expenses arising due to a breach of the foregoing representation.

22.17 Tenant, provided it pays all Rent and performs all of its obligations under this Lease, shall and may peaceably and quietly have, hold and enjoy the Premises for the Term hereof.

22.18 Tenant shall not enter into any agreement to install a pay phone, automated teller machine or any other kind of dispensing machine in the Premises and/or Shopping Center. Landlord reserves the exclusive right to enter into an agreement to install a pay phone, automated teller machine and/or any other kind of dispensing machine with respect to the Shopping Center.

22.19 Notwithstanding the fact that this Lease (in its original form) was prepared by Landlord, this Lease has been reviewed by Tenant and its legal counsel and the terms and provisions hereof have been negotiated by both parties and this Lease shall not be construed for or against Landlord or Tenant.

22.20 Tenant acknowledges that Landlord may be receiving certain funding from one or more local governments in connection with its development of the Shopping Center. This funding may be based, in whole or in part, upon sales tax revenues expected to be generated from the Shopping Center. In order that the appropriate sales tax revenues generated from the Shopping Center be accurately determined, Tenant agrees to create a separate sales and use tax account for the Leased Premises and to provide Landlord, upon Landlord's request, with copies of sales reports Tenant has submitted to the Texas Comptroller of Public Accounts (the "Comptroller"), certified by Tenant as to their accuracy. If Tenant shall either fail to create a separate sales and use tax account for the Leased Premises, or submit timely such sales tax reports to the Comptroller and/or Landlord, or if such certification shall be shown to be false in any respect, the same shall constitute a default under this Lease. Tenant further covenants and agrees to furnish the Comptroller not later than the Rent Commencement Date with a completed and signed waiver of sales tax confidentially, and to thereafter during the Term maintain an effective waiver of sales tax confidentially on file with the Comptroller (in such form as Landlord or the Comptroller may from time to time require). If Tenant shall fail to submit or maintain such waiver with the Comptroller, the same shall constitute a default under this Lease. Tenant further agrees to provide such additional information, documentation and/or certifications as may be reasonably required by the State of Texas, local governments or Landlord as part of its monitoring of the sales tax revenues generated from the Shopping Center. Landlord covenants that the information provided by Tenant hereunder to Landlord shall be shared and kept confidential and shall only be shared with Landlord's affiliates and/or the Government in connection with the aforementioned funding, except as may otherwise be required by law (including, without limitation, any applicable open records law).

22.21 Landlord agrees to terminate Tenant's lease prior to the expiration date in the event Tenant and Landlord sign a new lease at 1818 Washington. Tenant and Landlord acknowledge that rent and lease terms may differ from existing lease terms.

ARTICLE XXIII. DEFINITIONS

As used in this Lease, the following terms have the meanings set forth below:

23.1 Building Shell: The concrete floor, the roof, the roof deck, exterior walls (exclusive of store front, windows and exterior doors) water, and sanitary sewer which enclose the Premises, and no other improvements.

23.2 Center: The tract of land described on Exhibit "A-1" attached hereto and made a part hereof, the building or buildings located thereon which contains the Premises, and any further improvements to such land, as they may from time to time be constituted.

23.3 Commencement Date: The date which is 60 days after the "Ready for Occupancy Date" as defined in Section 2.5 above, or the date Tenant opens the Premises to the public for business, whichever date shall occur first.

23.4 Common Area: All portions of the Center which Landlord may from time to time make available for the general, non-exclusive use, convenience and benefit of Tenant, other tenants and their Permitees. The Common Areas shall include without limitation the following, to the extent same are made available to serve more than one occupant: parking areas, traffic lanes, entrances and exits from and to public streets, sidewalks, landscaping, curbs, private streets and alleys, lighting facilities, restrooms, loading facilities and docks, as the same may exist from time to time. In addition, although the roof(s) of the building(s) in the Shopping Center are not literally part of the Common Area, they will be deemed to be so included for purposes of (A) Landlord's ability to prescribe rules and regulations regarding same and (B) common area maintenance reimbursements.

23.5 Common Area Expenses:

The amount of all costs and expenses incurred by Landlord in connection with the provision, operation, management, maintenance, replacement and repair of the Shopping Center. Tenants will be required to pay their proportionate share of the cost of Landlord's management operation and maintenance of the Common Area, as well as the other commonly shared costs, which may be incurred by Landlord in its discretion, included, among other costs, all costs of the following: lighting, painting, cleaning, policing, inspecting, repairing, replacing Common Area elements; heating and cooling of any enclosed mall or promenade (i.e., if such exist in the Shopping Center); trash removal, insect and pest treatments and eradication (whether in the Common Area or for the building(s) of the Shopping Center); security (if and to the extent Landlord provides security); advertising and other marketing to promote the Shopping Center; environmental protection improvements or devices and health and safety improvements and devices which may be required by applicable laws (including the maintenance, repair and replacement of same); seasonal decorations, seasonal lighting and/or other promotional activities (if any); charges and assessments paid by Landlord pursuant to any reciprocal easement or comparable document affecting the Shopping Center; a reasonable portion of the management fees which Landlord pays for the management of the Shopping Center; an allowance for Landlord's overhead costs, in the amount of fifteen percent (15%) of the total of all other Common Area costs; and the cost of any insurance for which Landlord is not reimbursed pursuant to Section 23.13. In addition, although the roof(s), sewer and water lines servicing the Shopping Center, fire-protection systems and devices, if any (such as sprinkler systems, if any), and exterior surfaces of the building(s) in the Shopping Center are not literally part of the Common Area, Landlord and Tenant agree that all costs incurred by Landlord for all sewer and water lines and other equipment (including maintenance, repair, and replacement of same), for fire-protection equipment and devices (including maintenance, repair and replacement of same), for exterior painting and for roof maintenance, repair and replacement shall be included on Common Area maintenance expenses pursuant to this Section 7.4, to the extent not specifically allocated to Tenant under this Lease nor another tenant pursuant to its lease.

23.6 Common Area Maintenance Fee: Tenant's Proportionate Share of the initial Common Area Expenses is $2.50/psf per year ($245.42 per month).

23.7 Effective Date: The date of execution of this Lease by Landlord.

23.8 Environmental Law. Any federal, state or local law, statute, ordinance, rule, regulation or order or determination of any Governmental Authority pertaining to health, safety or the environment, whether now in existence or hereafter enacted in effect in the jurisdiction in which the Premises is located.

23.9 Floor Area: The actual number of square feet of floor space on all levels or floors contained within a store at the time of determination thereof by Landlord (whether or not such store shall then be occupied).

23.10 Force Majeure: Acts of God, unanticipated adverse weather, strikes, riots, shortages of labor or materials, war, governmental laws, regulations or restrictions, or other causes beyond the control of the applicable party hereto; provided however, the occurrence of a Force Majeure event shall never excuse or delay payment of Rent or other sums due hereunder by Tenant to Landlord.

23.11 Gross Leasable Area: The aggregate area of Floor Area (measured in square feet) in the Center, including the Premises. Notwithstanding anything herein contained to the contrary, the Gross Leasable Area in the center (including the premises) is hereby deemed to be not less than 16,098 square feet, but may be increased by Landlord from time to tima with written notice, for all purposes under this lease.

23.12 Guarantor: Any guarantor of Tenant's obligations hereunder.

23.13 Insurance Charge: Tenant's Proportionate Share of the insurance premiums payable by Landlord for any insurance obtained by Landlord with respect to the operation, ownership or use of the Center for any calendar year during the Term.

23.14 Landlord: The party named as "Landlord" in Section 1.1(b), its successors, legal representatives and assigns.

23.15 Landlord's Work: The work (if any) to be performed by Landlord pursuant to Exhibit "B", Paragraph A.

23.16 Lease Term or Term or Term of this Lease: The period set forth in Section 1.1(i).

23.17 Lease Year: The term "Lease Year" as used herein, shall, in the case of the first Lease Year, mean the period which commences with the date of commencement of the lease term and terminates on the last day of the twelfth (12th) full calendar month after such commencement, and such first Lease Year shall, therefore, include twelve (12) full calendar months plus the partial month, if any, if the commencement of this lease term does not commence on the first day of a calendar month. Each subsequent "lease Year" shall mean a period of twelve (12) full calendar months commencing with the date following the last day of the first Lease Year, and commencing with each subsequent annual anniversary of such day.

23.18 Minimum Rent: As set forth in Section 1.1(j), payable in accordance with Article III.

23.19 Net Leasable Area: The aggregate area of Floor Area (measured in square feet) in the Center, including the Premises, but excluding the Common Area. Net Leasable Area will be determined by Landlord from time to time.

23.20 Permitees: Partners, officers, directors, employees, agents, contractors, customers, visitors, invitees, licensees, permitted subtenants and concessionaires of Landlord, Tenant or any occupant of the Center.

23.21 Real Estate Taxes: All real estate taxes, assessments, improvements or benefits, water, sewer or other rents, occupancy taxes and other governmental impositions, and any fees paid by Landlord to consultants, attorneys and other professionals who monitor, negotiate and/or contest any or all above-described real estate charges, and charges of every kind and nature whatsoever, whether general or special, foreseen or unforeseen (including all interest and penalties thereon unless the same result from Landlord's negligence), which at any time during the Lease Term may be levied, assessed, imposed, become due and payable or create liens upon, or arise in connection with the use, occupancy or possession of the Center, but excluding any charge, such as a water meter charge and the sewer rent or service charge based thereon, which is measured by the consumption of the actual user of such item or service and for which a separate charge is made to tenants or other occupants of the Center. A tax bill or copy thereof submitted by Landlord to Tenant shall be conclusive evidence of the amount of the Real Estate Taxes or installment thereof. Real Estate Taxes shall not include any inheritance, estate, succession, transfer, gift, , corporation, income or profit tax or capital levy that is or may be imposed upon Landlord; provided, however, that if at any time during the Lease Term the methods of taxation prevailing on the Effective Date shall be altered so that in lieu of or as a substitute for the whole or any part of the Real Estate Taxes then levied, assessed or imposed on real estate there shall be levied, assessed or imposed (a) a tax on the rents received from such real estate, or (b) a license fee measured by the rents received or receivable by Landlord from the Center or any portion thereof, or (c) a tax or license fee imposed upon Landlord which is otherwise measured by or based in whole or in part upon the economic value of the Center, or any portion thereof, then the same shall be included in the computation of Tax Charge hereunder, computed as if the amount of such tax or fee so payable were that which would be due if the Center were the only property of Landlord subject thereto.

23.22 Rent or Rental: All monetary obligations of any kind or character (including, without limitation, Minimum Rent, additional rent, and other charges or sums) of Tenant to Landlord under the terms of this Lease.

23.23 Store: Any portion of a building (including the Premises) located in the Center intended to be used for the sale of goods or services.

23.24 Tax Charge: Tenant's Proportionate Share of the Real Estate Taxes with respect to any calendar year during the Term, together with any costs incurred by Landlord in such year to contest or seek reductions in Real Estate Taxes (including fees of tax consultants and reasonable attorney's fees).

23.25 Tenant's Proportionate Share: The percentage stated in Section 1.1(l).

23.26 Tenant's Work: The work (if any) to be performed by Tenant pursuant to Exhibit "B," if attached hereto.

23.27 Utility Facilities: The network of pipes, lines, conduits, wires and other interconnecting facilities within the Center through which heat, air conditioning, water, sewage, storm drainage, telephone, communications, electricity, gas and other utility services utilized by any occupant in the Center are received, transmitted or discharged.

SIGNATURES ON NEXT PAGE

EXECUTED by Tenant the 24th day of March, 2018.

TENANT: Harper & Jones, LLC

By: [signature]

Name: Drew Jones

Title: Co-Founder/CEO/Manager

EXECUTED by Landlord the 4th day of April, 2018 (which date is sometimes referred to herein as the "Effective Date").

LANDLORD: Crosby 2100, LTD.

By: Westheimer Wilcrest GP, LLC its general partner

By: [signature]

Name:

Title: Vice President

EXHIBIT "A"

<u>SITE PLAN</u>

TENANT NAMES DO NOT REPRESENT COTENANCY


12,000 SF
FUTURE BAR AND RESTAURANT
FUTURE TWO STORY
RETAIL AND OFFICE
DESIGN TBD
CENTER ST
PLATYPUS
FUTURE
BAR AND
RESTAURANT
Tacodeli
4,250 SF
7,200 SF
RESTAURANT
B&B

<u>Premises</u>:
Approx. 1,117 SF
of useable area

EXHIBIT "A-1"

LEGAL DESCRIPTION

PROBSTFELD ASSOCIATES
PROFESSIONAL LAND SURVEYORS

21830 Kingsland Blvd., Suite 106 ▲ Katy, Texas 77450 ▲ Office 281.829.0034 ▲ Fax 281.829.0233

1902 Washington Avenue

A tract or parcel of land containing 0.9257 acres (40,322 square feet) being known as Lot 3, 4, 5, 6, 7, 8, 9, & 10, in Block 425, of W. R. Baker North Side Buffalo Bayou, of the Baker, Sheame & Riordan Addition, located in the John Austin Two League Grant, Abstract 1, Harris County, Texas, according to the unrecorded plat thereof on file at the Department of Public Works, City of Houston, Harris County, Texas, said 0.9257 acre tract being more particularly described by metes and bounds as follows with bearings based on the recorded plat of Washington Place, an addition in Harris County, Texas, according to the plat as recorded in Film Code No. 434010 of the Map Records of Harris County, Texas:

BEGINNING at a found 3 / 4 inch iron pipe marking the intersection of the South right of way line of Center Street, (75 feet in width), and the West right of way line of Silver Street, (50 feet in width), said found 3 / 4 inch iron pipe marking the Northeast corner of Lot 7, in Block 425 of said W. R. Baker, said found 3 / 4 inch iron pipe also marking the **POINT OF BEGINNING** and the Northeast corner of the herein described tract;

THENCE South 02 degrees 52 minutes 15 seconds East, with the said West right of way line of Silver Street, a distance of 202.50 feet, (call 200.00 feet), to a found 1 / 2 inch iron rod marking the intersection of the said West right of way line of Silver Street, and the North right of way line of Washington Avenue, (80 feet in width), said found 1 / 2 inch iron rod marking the Southeast corner of said Lot 6, said found 1 / 2 inch iron rod also marking the Southeast corner of the herein described tract;

THENCE North 85 degrees 02 minutes 01 seconds West, along the said North right of way line of Washington Avenue, with the South line of Lot 6, Lot 5, Lot 4, and Lot 3, a distance of 201.00 feet, (call 200.00 feet), to a found 1 / 2 inch iron rod marking the Southwest corner of said Lot 3, same being the Southeast corner of Lot 2, said found 1 / 2 inch iron rod also marking the Southwest corner of the herein described tract,

THENCE North 02 degrees 52 minutes 15 seconds West, along the common lot line of said Lot 2 and Lot 3, a distance of 202.50 feet, (call 200.00 feet), to a set 1 / 2 inch iron rod with cap lying in the said South right of way line of Center Street, said set 1 / 2 inch iron rod with cap marking the Northeast corner of said Lot 11, same being the Northwest corner of said Lot 10, said set 1 / 2 inch iron rod with cap also marking the Northwest corner of the herein described tract;

THENCE South 85 degrees 02 minutes 01 seconds East, along the said South right of way line of Center Street, with the North line of Lot 10, Lot 9, Lot 8 and Lot 7, a distance of 201.00 feet, (call 200.00 feet), to the **POINT OF BEGINNING** and containing 0.9257 acres (40,322 square feet) of land.

Mathew J. Probstfeld
Registered Professional Land Surveyor
State of Texas No. 4985
March 7, 2005

STATE OF TEXAS
REGISTERED
MATHEW J. PROBSTFELD
4985
PROFESSIONAL LAND SURVEYOR

E:\Metes & Bounds\1902 Washington Ave. Blk. 425 W R Baker N Merfish.doc

EXHIBIT "B"

CONSTRUCTION RIDER
(Construction by Tenant)

A. Landlord shall complete the building in which the Premises are located, and shall finish out the Premises to Building Shell condition, as defined in the Lease ("Landlord's Work") and the Construction Responsibility Checklist attached as Exhibit B-1. The work to be performed by Landlord with respect to the Building Shell shall be deemed to be substantially complete notwithstanding that minor adjustments may be required to be made by Landlord so long as construction in the Premises may be commenced by Tenant, and so long as Tenant may install its fixtures and equipment at the Premises.

B. Tenant, at Tenant's sole cost and expense subject to Paragraph I hereof and the Construction Responsibility Checklist, shall construct the improvements ("Tenants Work") within the Premises substantially in accordance with the plans and specifications to be prepared by Tenant and approved by Landlord as hereinafter provided. Tenant's Work shall include the requisite demising wall(s). Premises shall be measured by calculating lengths and widths to immediately inside the exterior of outside walls (i.e. not including the exterior surface of such outside walls) and to the middle of the interior walls. Landlord reserves the right to construct the demising wall(s) on behalf of the Tenant and deduct the prorated cost thereof from Tenant's tenant improvement allowance. Tenant shall furnish preliminary plans to Landlord not later than ten days from the date of execution of the Lease by Landlord.

Landlord shall have ten days from the receipt of such preliminary plans, within which to submit to Tenant a request for any changes Landlord desires in such preliminary plans. Landlord may request a change in such preliminary plans based on any reason in Landlord's sole discretion. Tenant shall have 10 days from the date of Landlord's request within which to amend the plans and specifications in accordance with the modifications so requested by Landlord. If Landlord and Tenant shall fail to agree upon a mutually acceptable set of proposed plans and specifications within 30 days from the Effective Date, then either party shall have the right to terminate this Lease by providing written notice to the other party prior to the expiration of ten days after the end of such 30-day period. When Landlord and Tenant have mutually agreed upon plans and specifications for construction of the improvements, said plans and specifications (the "Plans") shall be signed or initialed by both Landlord and Tenant and dated, and incorporated herein by reference, but need not be attached to this Lease. All plans and specifications to be provided hereunder shall be at the sole cost and expense of Tenant.

C. Tenant shall cause Tenant's Work to be completed in accordance with the Plans within 60 days after the Premises are tendered to Tenant by Landlord in the condition provided for in paragraph A above. If the Tenant, for any reason, fails to complete construction and open for business within such period then Landlord, in addition to all other rights and remedies herein provided, shall have the right to terminate the Lease by giving written notice to Tenant of such termination. Upon termination of the Lease pursuant to the terms of this Exhibit "B," (i) Tenant shall immediately vacate and relinquish possession of the Premises to Landlord, (ii) all obligations of the parties to this Lease shall cease except as may be specifically provided to the contrary in the Lease or in this Exhibit "B", (iii) Tenant's right to the Construction Allowance provided under Paragraph I hereof shall terminate and Tenant shall have no further right or claim against Landlord on account of improvements, if any, constructed by Tenant at the Premises and (iv) Landlord shall have the right to retain Tenant's Security Deposit and the Prepaid Rent as liquidated damages, which amount has been agreed upon by Landlord and Tenant because of the difficulty and uncertainty of determining the damages Landlord will sustain as a result of delay and administrative expenses incurred by Landlord.

D. With respect to any labor performed or materials furnished by Tenant at the Premises, the following shall apply: All such labor shall be performed and materials furnished at Tenant's own cost, expense, and risk. Labor and materials used in the installation of Tenant's equipment, fixtures, and furnishings, and in any other work at the premises performed by Tenant, will be subject to Landlord's prior written approval. Any such approval by Landlord of Tenant's labor shall constitute a license authorizing Tenant to permit such labor to enter upon the Center and the Premises prior to the Commencement Date; however, such license is conditioned upon Tenant's labor working in harmony with and not interfering with either Landlord's or the other tenant's labor, mechanics, or contractors. Accordingly, if at any time, Tenant's labor shall cause disharmony or interference therewith, the license granted herein may be withdrawn by Landlord upon 48 hours written notice to Tenant, and upon expiration of such 48-hours, Tenant shall have caused all of Tenant's labor (with respect to which Landlord shall have given such notice to Tenant) to have been removed from the Premises and the Center. With respect to any contract for labor or materials, Tenant shall act as principal and not as an agent of Landlord. Tenant agrees to indemnify and hold Landlord harmless from all liabilities, suits, causes of action, costs, fees (including, without limitation, reasonable attorney's fees), damages and claims (including costs and expenses of defending against such claims) of any kind arising or alleged to arise from the negligence or willful misconduct of Tenant or of Tenant's agents, employees, contractors, subcontractors, laborers, materialmen or invitees or arising from any bodily injury or property damage occurring or alleged to have occurred incident to Tenant's Work. All of Tenant's construction at the Premises shall be performed in a good and workmanlike manner satisfactory to Landlord in accordance with all applicable building codes, regulations and all other legal requirements, and with the Construction Rules attached hereto and made a

part hereof for all purposes, and shall not interfere with or delay any work being done by Landlord or Landlord's contractor. Unless otherwise approved in writing by Landlord, Tenant shall perform its construction of the premises only during the normal working hours of the building trades involved.

E. Tenant shall not allow the Premises or the Center to suffer any lien to be filed against it. With respect to any contract for labor or materials, Tenant acts as principal and not as the agent of Landlord. Tenant shall, at the request of Landlord, cause its general contractor to furnish a payment and performance bond in a form and with a company acceptable to Landlord securing the faithful performance of the work to be performed by Tenant. Landlord expressly disclaims liability for the cost of labor performed or materials furnished at the request, or for the benefit, of Tenant. If, because of any actual or alleged act or omission of Tenant, any lien, affidavit, charge or order for the payment of money shall be filed against Landlord, the Center, the Premises, or any portion thereof or interest therein, whether or not same is valid or enforceable, Tenant shall, at its own expense, cause same to be discharged of record by payment, bonding or otherwise, at the option of Landlord, no later than 15 days after notice to Tenant of the filing thereof; and in the event Tenant fails to discharge same within such time, Landlord may, but shall not be obligated to, discharge same and Tenant shall pay to Landlord all amounts required to discharge same within ten days of receipt of Landlord's statement of such amounts. The provisions of this paragraph shall survive the termination or expiration of the Lease.

F. Tenant shall indemnify and hold harmless Landlord from any claim by any party (which shall include reasonable attorney's fees and court costs) arising out of any construction and decorating work provided at the request, or for the benefit, of Tenant. The provisions of this paragraph shall survive the termination or expiration of the Lease.

G. No work is to be done at the Premises or the Center that will affect the appearance or use of such without the prior written approval of the Landlord.

H. No work is to be done at the Premises or the Center that will diminish the structural integrity of the improvements located thereon.

I. Landlord has agreed to pay Tenant a Construction Allowance in the amount indicated in Article 1.1(r) of the Lease, provided, however, that notwithstanding anything contained in this Exhibit "B" or in the Lease to the contrary, Landlord shall not be obligated to pay any portion of the Construction Allowance until after all of the provisions of this Paragraph I have been satisfied. In addition, Tenant shall be in default under the Lease if Tenant fails to comply with any or all of the provisions of this Paragraph I.

1. Final, As-Built Plans

2. Tenant shall complete all work in accordance with the Plans.

3. Tenant shall furnish Landlord with copies of the occupancy certificate for the Premises.

4. Tenant shall open for business.

5. Tenant shall furnish Landlord with Final & Conditional lien releases in the form of attached Exhibit B-2

6. Tenant shall not be in default under this Lease.

7. Tenant shall provide Tenant Invoice

J. Landlord shall have the right to withhold ten percent of the sum payable by Landlord to Tenant pursuant to the foregoing Paragraph I for a period of 30 days following the satisfaction of all requirements set forth in such paragraph. Landlord shall also have the right to withhold from the Construction Allowance any amounts owing to Landlord by Tenant under the terms of the Lease. In the event that the cost of Tenant's Work exceeds the amount of the Construction Allowance, Tenant shall nonetheless complete Tenant's Work in accordance with the terms of the Lease and this Exhibit and shall be solely responsible for and shall pay any and all of such excess promptly as it becomes due.

CONSTRUCTION RULES

1. Check-in

All of Tenant's contractors are required to check-in with Landlord, or his designated representative ("Property Manager"). Tenant's contractors will not be permitted to start work until they:

a) furnish proper evidence of required insurance coverage;

b) furnish names and proper numbers (office and home) of their supervisory personnel;

c) furnish names and phone numbers of their prime subcontractors;

2. Insurance Requirements

a) Each and every one of Tenant's contractors shall provide evidence of the following insurance coverage before commencing any work at the Premises:

General Liability Insurance:

Bodily Injury	300,000/500,000 (per occurrence)
Property Damage	500,000 (per occurrence)

Worker's Compensation/Employer's Liability: as required by law.

Builder's Risk Insurance:

Multi-peril, in full amount of such contractor's contract with Tenant

b) All policies shall name Landlord as additional insured

c) All policies shall provide for 10 days' prior written notice of reduction in coverage, expiration or cancellation to the additional insureds.

d) All policies shall show a Waiver of Subrogation in favor of Landlord.

e) All coverages, whether written on an occurrence or claims-made basis, shall be maintained without interruption from the date of commencement of the Contractor's work at the Premises until the date of final payment to the Contractor for such work.

3. Work Area

All of Tenant's contractor's work, storage of materials, etc., must be confined to within the Premises.

4. Deliveries

Deliveries will be made only through entrances and routes established from time to time by Landlord or the Property Manager.

5. Service Areas

Service areas of the Center shall be kept clear of materials, equipment, debris, and trash at all times.

6. Trash Removal

Tenant and Tenant's contractors and all subcontractors and suppliers are required to remove trash and construction debris from the Premises and the Center each day. Accumulations of trash and debris within the Leased Premises, at service areas or the parking lot not so removed may be removed by the Landlord at Tenant's expense.

7. Parking

Parking for construction personnel will be permitted only in the areas designated from time to time by the Landlord or its Property Manager.

8. Fire Protection

Tenant's contractor shall provide fire extinguishers (ten [10] lb. ABC.) within the Leased Premises as required by Landlord's insurance company or public safety officials, or any applicable code, rule, statute or regulation, or as requested by the Property Manager.

9. Work Practices

All work practices and personnel performing work in the Leased Premises must be compatible with the practices and personnel employed by Landlord and Landlord's contractor and its subcontractors. Upon notice that any work practices or personnel are not compatible, the Tenant shall be responsible for the immediate termination of said practices and/or the immediate removal of said personnel from the Center.

10. Protection of Work and Property

Tenant and Tenant's contractors shall protect their work from damage and shall protect the work of other tenants and Landlord from damage by Tenant, Tenant's contractors and their employees and subcontractors.

11. Strictly-Prohibited Work and Practices

a) Any combustible materials above finished ceiling or in any other concealed space.

b) Imposing any structural load, temporary or permanent, on any part of the Landlord's work or structure without the prior approval of the Landlord.

c) Cutting any holes in Landlord-installed floor slab, roof, or walls without the prior consent of the Landlord.

d) Use of Center area dumpsters. Contractors or any construction teams must provide own dumpster and/or daily trash removal.

Construction Responsibility Checklist

Exhibit B-1

	Landlord	Tenant	Existing
Construction - Documents			
Architectural for Premises			X
MEP for Premises			X
Fixtures		X	
Shell (Building)			X
Construction - General			
Concrete Floor Slab			X
Storefront			X
Storefront Door - Single Entry			X
Exterior Rear Door			X
Rear Wall			X
Any necessary demising wall, the location of which may be marked by Landlord for Tenant upon request			X
A/C Equipment & Controls			X
Construction - Plumbing			
Water Closet & Lavatory			X
Floor Drain			X
Hot Water Heater			X
Sanitary Service to Leased Premises			X
Water Service to Leased Premises			X
Impact Fees for Tenant use		X	
Water submeter & remote reader		X	
Construction - Electrical			
Electrical Service Gutter			X
Electrical Conduit			X
Power Panel			X
Transformer – must be located within Tenant space			X

EXHIBIT "C"

OPTION TO EXTEND

OPTION TERM.

Tenant is hereby granted one (1) option to extend the Lease Term for one (1) additional period of 60 full calendar months which shall commence on the day after the expiration of the Primary Term (the "Option Term"), contingent upon all of the following conditions being satisfied upon the expiration of the Primary Term:

(a) Tenant shall not have been in default under any of the terms and conditions of this Lease at any time.

(b) Tenant shall not have assigned this Lease or any interest therein or sublet (or otherwise permitted occupancy by any third party of) all or any portion of the Premises during the Primary Term regardless of whether any such assignment, sublease or occupancy is then still in effect and regardless of whether Landlord shall have consented to any such assignment, subletting or occupancy; and

(c) Tenant shall have given written notice to Landlord not less than one hundred eighty (180) days prior to the expiration of the Primary Term of Tenant's exercise of such option (the "Notice").

In the event that any of the foregoing conditions is not satisfied upon the expiration of the Primary Term, this Lease shall expire at the end of such Primary Term and be of no further force and effect; provided, however, that Landlord shall have the right to waive any of said conditions in writing prior to the expiration of the Primary Term. Time is of the essence in the exercise of this option and should Tenant fail to exercise this option by timely notice, this option shall lapse and be of no further force or effect.

In the event that Tenant effectively exercises the option herein granted, then all of the terms and provisions as are applicable during the Primary Term shall likewise be applicable during the Option Term except:

(a) Tenant shall have no further right to renew or extend the Term of this Lease after the expiration or other termination of the Option Term; and (b) Minimum Rent shall be the amounts as set forth below; and (c) Landlord has no obligation to do any Landlord's Work.

References in this Lease to the "Term" shall mean the Primary Term and, if properly exercised, the Option Term, unless such interpretation is expressly negated.

The Minimum Rent to be paid by Tenant to Landlord during the Extension Term shall be the following:

Years 1 - 5: $38.50/SF/yr

EXHIBIT "D"

SIGN CRITERIA

INTENT

The purpose of these sign criteria is to provide Tenant and Tenant's sign company with the basic standards which have been established to govern the design, fabrication, installation of Tenants' signs at this retail center.

This criterion, which must be followed by sign companies, serves a twofold purpose: (1) It will protect you, the Tenant, in obtaining a sign which meets standards of good design and workmanship; (2) It helps to assure the Tenant and Landlord of an attractive shopping center. The most attractive and economically successful shopping centers are those which have insisted upon sign control.

SUBMISSION REQUIREMENTS

A copy of this criteria should be given to Tenant's prospective sign contractor to aid them in giving the Tenant a bid for signage. After Tenant has selected a sign contractor, the Tenant shall submit a copy of the shop drawings to the Landlord for review and approval before fabrication. Drawings must show an elevation of the Tenant's proposed signage, details of construction and specifications.

LIABILITIES / RESPONSIBILITIES / STIPULATIONS

A. Tenant shall be responsible for damage to building caused by improper installation of signs.

B. All sign companies must be licensed under their name by the City of Houston and must have property liability insurance. Furthermore, the Tenant and sign company shall be held liable and shall bear all costs for the removal and / or correction of signs, sign installation and any damage to building by signs that do not conform to sign criteria as put forth in these specifications. This is at the discretion of the Landlord.

C. All signs are to be constructed and installed at Tenant's expense.

D. All permits for signs and their installation as required by local building and electrical codes shall be paid for and obtained by the Tenant or his representative. Signs not in compliance with all applicable sign ordinances shall not be in compliance with this sign criteria.

E. Tenant shall provide the primary electrical service wire run from his electrical panel to his sign location.

F. The following types of signage are prohibited:

   1. "Channel Lume " type, channel letters utilizing "Armor Ply" plywood as letter backing.
   2. Flashing or moving signs.
   3. Visible sign company names.
   4. Box Type Signs.
   5. Banner flags or pennants.
   6. Description of service, products or trade names.

G. Landlord reserves the right to limit or prohibit the use of logos.

LOCATIONS OF SIGNS

Signs on the exterior of the building must be located within the sign band area designated by Landlord.

DESIGN REQUIREMENTS

Wording of signs shall include the Tenant's trade name only. Any exceptions would be subject to Landlord's approval.

The sign copy shall not exceed 80% of the width of the lease space and shall be placed in the center, both horizontally and vertically.

Maximum vertical height of letters not to exceed 36" and when two (2) lines of copy are required there must be a 6" vertical distance between the two (2) lines. If the designated sign band area has a larger elevation height than the norm, due to architectural design then a maximum letter height may be 42".

No letter shall be less than 12" in height for single line copy or double line.

TYPE OF SIGN

All Aluminum Channel Letters with Acrylic Faces, Trim Cap Retainers, Internally Illuminated and Individually Mounted on Building Fascia.

LETTER SPECIFICATIONS

Letter face to be 3/16" Acrylic.

The letter backs are to be .063 aluminum.

The letter returns are to be .040 aluminum and return depths should be a minimum of 4.25".

Letter depths to be 4.25".

Letter backs and returns to be welded. Sealer is to be used to prevent light leaks if necessary.

Neon to be 6500K white15mm tubing and transformers to be 30ma.

CONSTRUCTION REQUIREMENTS

All sign bolts, fastenings and clips shall be stainless steel, aluminum, brass, or bronze. No black iron materials of any type will be permitted.

All penetrations of the building structure required for sign installation shall be neatly sealed in a watertight condition. All penetrations through masonry shall be through the mortar joints. All mounting hardware shall be non-corrosive and neatly concealed from public view.

No labels will be permitted on the exposed surface of signs except those required by local ordinance, which shall be applied in an inconspicuous location.

Tenant shall be fully responsible for the actions of his sign contractor and for all cost pertaining to Tenant's signage.

No sign shall be installed without first obtaining Landlord's written approval of signage plans conforming to this criteria.

EXHIBIT "F"

GUARANTY

UNCONDITIONAL GUARANTY
DATED 3/24/2018 BY AND
BETWEEN Crosby 2100 Ltd., AS LANDLORD
AND Harper & Jones LLC, AS TENANT

The undersigned, Drew Jones, an individual (or individuals) (herein called "Guarantor(s)"), do hereby jointly and severally, unconditionally and absolutely, for value received and in consideration for and as an inducement to Crosby 2100 Ltd. (herein called "Landlord") to make the Lease Agreement to which this Unconditional Guaranty is attached, with Harper & Jones LLC (herein called "Tenant") guarantee the full performance and observance of all covenants, duties and obligations (including but not limited to, the obligation to pay rent and other sums) therein provided to be performed and observed by Tenant, Tenant's successors and permitted assigns; and Guarantor hereby makes himself (themselves) fully liable for such performance. The Lease Agreement hereby guaranteed is that certain Lease Agreement (together with any and all amendments thereto and extensions thereof) dated the 24th day of March, 2018, by and between the above named Landlord and the Tenant, to which reference is here made for all purposes.

This Guaranty is unconditional and the liability of Guarantor is absolute, in the same manner as if Guarantor was named in and signed such Lease Agreement as the Tenant thereunder. Guarantor agrees that bankruptcy, insolvency, or any other disability or impediment against enforcement of liability of the Tenant named in the Lease Agreement shall in nowise impair or affect Guarantor's liability and obligations hereunder; and it shall not be necessary or required in order to maintain and enforce Guarantor's liabilities or obligations hereunder, that demand be made upon Tenant or that action be commenced or prosecuted against such tenant, or that any effort be made to enforce the liability or responsibility of such Tenant for performance of its obligations or duties under or in connection with such Lease, and it shall not be required that such Tenant or any other party liable on such Lease be joined in any action brought against Guarantor for enforcement of Guarantor's liability and responsibility under this Guaranty, or that judgment have theretofore been obtained against such Tenant or any other party liable therefore on or in connection with any such claim. Guarantor agrees that no waiver by Landlord or forbearance or delay by Landlord in asserting or enforcing any rights or remedies of Landlord against or with respect to such Tenant or any other party who may be or become responsible for performance of any of such Tenant's obligations or duties shall in anywise affect, impair or release Guarantor's liability hereunder. Likewise, Guarantor agrees that no assignment or subletting of the Lease or of all or any part of the Leased Premises by such Tenant shall in anywise impair, affect or release Guarantor' s liability hereunder.

Guarantor expressly waives and agrees that no notice of any default by Tenant, or other notice or demand, need be given by Landlord to Guarantor as a condition of maintaining or enforcing Guarantor's liability and obligations under this Guaranty. Likewise, Guarantor agrees that Landlord's release or subordination or failure or delay to enforce or seek to realize upon any security now or hereafter held or acquired by Landlord for performance of any of the obligations or duties of the Tenant under or in connection with such Lease shall in nowise impair, affect or release Guarantor's liability hereunder, and the Landlord's action (at Landlord's election) in terminating such Lease or in taking or retaking possession of the Leased Premises as therein provided, following default by Tenant, shall not release or impair Guarantor's liability hereunder, and that no notice of such termination or of such entry or re-entry by Landlord need be given to Guarantor.

This Guaranty shall be enforceable and shall be performed in Harris County, Texas.

No sale, conveyance, transfer or other disposition of the Leased Premises by Landlord shall affect, impair or release the liability of Guarantor hereunder.

Guarantor further agrees to indemnify and hold Landlord harmless from and against any and all loss, costs, expenses and damages (including, without limitation, court costs and attorney's fees incurred by Landlord) resulting from, arising out of, any default by Tenant under said Lease.

Guarantor specifically waives any notice of acceptance of this Guaranty by Landlord.

Guarantor further acknowledges and agrees that but for the execution and delivery of this Guaranty by the Guarantor, Landlord would not have executed and delivered said Lease.

All terms and provisions hereof shall inure to the benefit of the heirs, successors and assigns of Landlord, and shall be binding upon the heirs, successors, legal representatives and assigns of Guarantor.

Executed as of the date of execution and delivery of the foregoing Lease.

GUARANTOR:

Printed Name: Drew Jones
Address: 2260 5th Avenue
Fort Worth TX 76110

SS#: 460-67-0612

GUARANTOR:

Printed Name:
Address:

SS#:

EXHIBIT "G"

PERCENTAGE RENT

INTENTIONALLY DELETED